FORM 8-K/A

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K/A

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2000

                              Innovo Group Inc
           (Exact name of registrant as specified in its charter)

         Tennessee                    0-18926                 11-2928178
(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)            File Number)            Identification No.)

       1808 North Cherry Street, Knoxville, TN                    37917
      (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code (865) 546-1110

         (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

	Not Applicable

Item 2.  Acquisition or Disposition of Assets

	Not Applicable

Item 3.  Bankruptcy or Receivership

	Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

	Not Applicable



Item 5.  Other Events

In July 1997, the SEC and Nasdaq announced revised standards for listing on the Nasdaq SmallCap Market that required that a company's listed securities trade for not less than $1.00 per share and that the company have net tangible assets (total assets, excluding goodwill, minus total liabilities) of at least $2,000,000. The change became effective in February 1998.

Due to continued losses, the Company did not meet the required net tangible asset level as of May 31, 2000. On July 19, 2000, the Company was granted a temporary exception from this standard subject to Innovo meeting certain conditions. The conditions require the Company to obtain a minimum net tangible asset level of $4 million on or before August 11, 2000 ("Phase I") and a minimum net tangible asset level of $5 million on or before October 31, 2000
("Phase II").

The Company has met the required Phase I net tangible asset level of $4 million by issuing common stock to Commerce Investment Group, LLC for $1.5 million in cash, with the proceeds to be used by the Company to purchase finished goods and services from Commerce and its affiliates. The Company has further increased its net tangible assets by issuing common stock to a group led by the Company's Chairman and CEO, the "Furrow Group". The Furrow Group has assumed $1 million of outstanding Company debt owed to to third parties and converted $500,000 of Company debt that was owed to the Furrow Group for consideration of 1,363,637 shares of common stock which approximates the fair value of the shares. The stock to be issued under Phase I will be priced at $1.10 per share.

The Company plans to meet the $5 million Phase II requirements on or before October 31, 2000 through the issuance to the Commerce Investment Group of an additional 1.5 million shares of Company common stock and 3.3 million warrants with the warrants having an exercise price of $2.10 per share for $1.5 million in cash. Three million of the warrants will have a term of 3 years and the remaining 300,000 will vest over two years and expire 3 years from the last vesting. The proceeds will be used by the Company to purchase finished goods and services from Commerce and its affiliates. During Phase II, the Furrow Group will also be issued 1.5 million warrants with the warrants having a three-year term and an exercise price of $2.10 per share in exchange for the debt assumed and converted in Phase I. The Company currently expects to further increase its net tangible assets through the issuance of additional shares and warrants to outside investors.

The issuance of the shares and warrants under Phase II will be subject to shareholder approval. The Chairman and CEO and other Board members have agreed to vote their currently owned shares (approximately 2.4 million shares) in favor of the Phase II share sales and the issuance of all the warrants.

The listing exception will expire on October 31, 2000. In the event the Company is deemed to have met the terms of the exception, it shall continue to be listed on The Nasdaq SmallCap Market. The Company believes that it can meet these conditions; however, there can be no assurance that it will do so. If at some future date the Company's securities should cease to be listed on The Nasdaq SmallCap Market, they may continue to be listed on the OTC-Bulletin Board. For the duration of the exception, the Company's Nasdaq symbol will be INNOC.

Please see the financial statements below for the pro forma effect of the Phase I transactions if they had occurred as of June 30, 2000 and assuming that the proceeds of the Commerce Group investment had been used to purchase finished goods taken into inventory.


                        INNOVO GROUP INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                           (000's except per share data)

				                                                               Pro Forma
                                          		Balance	   Pro forma	   Balance
                                          		6/30/00	  Adjustments	  6/30/00
                                            -------   -----------  ---------
CURRENT ASSETS
	Cash and cash equivalents	                 $    11		              $      11
	Accounts receivable, net	                    2,349		                  2,349
	Inventories	                                 2,307	     1,500	        3,807
	Prepaid expenses	                               46		                     46
                                            -------                ---------
	Total Current Assets	                        4,713		                  6,213

PROPERTY, PLANT AND EQUIPMENT, net	           2,958		                  2,958
OTHER ASSETS	                                    --		                     --
                                            -------                ---------
TOTAL ASSETS	                                 7,671		                  9,171

CURRENT LIABILITIES

	Current maturities of long-term debt	        2,967		                  2,967
	Accounts payable	                              650		                    650
	Accrued expenses	                              857		                    857
                                            -------                ---------
	Total Current Liabilities	                   4,474		                  4,474

LONG-TERM DEBT, less current maturities	      1,937	    (1,500)	         437
TOTAL LIABILITIES	                            6,411		                  4,911

STOCKHOLDERS' EQUITY
	Common stock	                                  731	       273	        1,004
	Additional paid-in-capital	                 32,537	     2,727	       35,264
	Promissory note - officer	                    (703)		                  (703)
	Deficit	                                   (28,879)		               (28,879)
	Treasury stock	                             (2,426)		                (2,426)

TOTAL STOCKHOLDERS' EQUITY	                   1,260		                  4,260
                                           --------                ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	 $ 7,671		              $   9,171
                                           --------                ---------
                                           --------                ---------

Copies of definitive agreements entered into pursuant to the transactions described above will be filed by amendment as exhibits to this Current
Report on Form 8-K. The forgoing descriptions are qualified in their entirety by reference to such definitive agreements.

Item 6.  Resignations or Registrant's Directors

	Not Applicable

Item 7.  Financial Statements and Exhibits

 C.  Exhibit

Exhibit No.                Description

10.63                      Commerce Investment Group, LLC Common Stock and
                           Warrant Purchase Agreement

10.64                      Commerce Investment Group, LLC Purchase Warrant
                           Agreement(1)

10.65 Investor Rights Agreement pertaining to the Commerce Investment Group, LLC Common Stock and Warrant Purchase Agreement

10.66                      Commerce Investment Group, LLC Purchase Warrant
                           Agreement(1)


10.67                      Legal Opinion of Sims, Moss, Kline & Davis, LLP

10.68                      Business Plan

10.69 Transfer Instructions pertaining to the delivery of the Common Stock and Warrants purchased by Commerce Investment Group, LLC

10.70                      Disclosure Schedule

10.71                      Samuel Furrow, Jr. Stock Purchase Agreement(2)

10.72                      Samuel Furrow, Sr. Common Stock Purchase Agreement(2)



(1)  The aforementioned Agreements are subject to shareholder approval.
(2)  The aforementioned Agreements represent the Furrow Group transactions.



Item 8.  Change in Fiscal Year

	None

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              INNOVO GROUP INC.
                                              -----------------
                                                (Registrant)

Date:  September 15, 2000				                 /s/ Samuel. J. Furrow
                                              ---------------------
									                                     Samuel J. Furrow
                                              Chairman/CEO
Exhibit 10.63

                           COMMON STOCK AND WARRANT
                              PURCHASE AGREEMENT

THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made and entered into as of August 11, 2000 by and among, Innovo Group, Inc., a Delaware corporation (the "Company") and Commerce Investment Group, LLC ("Commerce").
                                R E C I T A L S
A.	The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to Commerce, as consideration for total payment by Commerce of $3,000,000, certain shares of Common Stock and
Warrants to purchase additional shares of Common Stock in two phases as described herein.
B.	Such investments will be made in reliance upon the provisions of Section 4(2)
("Section 4(2)") and/or 4(6) of the United States Securities Act and/or
Regulation D ("Regulation D") and the other rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.
                                  AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:
                                  ARTICLE I
                            Certain Definitions
1.1	"Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.
1.2	"Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any Warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.
1.3	"Closings" shall mean the Phase I Closing and the Phase II Closing.
1.4	"Commerce Warrants" shall mean the warrant agreement for up to 300,000 shares of Common Stock exercisable at $2.10 per share in substantially the form of Exhibit A attached hereto.
1.5	"Common Stock" shall mean the Company's common stock, $0.10 par value per share.
1.6	"Damages" shall mean any loss, claim, damage, judgment, penalty, deficiency, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).
1.7	"Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable
Securities as set forth in the Investor Rights Agreement.
1.8	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.9	"Investor Rights Agreement" shall mean the Investor Rights Agreement in substantially the form of Exhibit B attached hereto.
1.10	"Legend" shall mean the legend set forth in Section 9.1.
1.11	"Market Price" on any given date shall mean the average of any fifteen (15)
closing bid prices on the Principal Market (as reported by Bloomberg L.P.) of the Common Stock selected by Commerce during the thirty (30) Trading Day period ending on the Trading Day immediately prior to the date for which the Market
Price is to be determined.
1.12	"Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, stock price or financial condition of the
Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or any
Related Agreement, in any material respect.
1.13	"NASD Listing Rules" shall mean the rules and regulations promulgated by the National Association of Securities Dealers applicable to the Common Stock.
1.14	"Outstanding" when used with reference to shares of Common Stock or Capital
Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.
1.15	"Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
1.16	"Phase I Closing" shall mean the closing of the purchase and sale of the
Common Stock pursuant to Section 2.1.
1.17	"Phase I Closing Date" shall mean the date on which all conditions to the
Phase I Closing have been satisfied and the Phase I Closing shall have occurred.
1.18	"Phase I Shares" shall have the meaning set forth in section 2.1(a).
1.19	"Phase II Closing" shall mean the closing of the purchase and sale of the
Common Stock and Warrants pursuant to Section 2.2.
1.20	"Phase II Closing Date" shall mean the date on which all conditions to the
Phase II Closing have been satisfied and the Phase II Closing shall have occurred.
1.21	"Phase II Shares" shall have the meaning set forth in Section 2.2(a).
1.22	"Principal Market" shall mean the American Stock Exchange, the New York
Stock Exchange, the NASDAQ National Market, or the NASDAQ Small-Cap Market,
whichever is at the time the principal trading exchange or market for the
Common Stock, based upon share volume.
1.23	"Purchase Warrants" shall mean the warrant agreement for up to 3,000,000 shares of Common Stock exercisable at $2.10 per share, the consideration for the warrant being $1.00, in substantially the form of Exhibit C attached hereto.
1.24	 "Purchased Shares" shall mean the Phase I Shares and, after the Phase II
Closing, the Phase II Shares and the Warrant Shares.
1.25	"Registrable Securities" shall mean the Purchased Shares until (i) the
Registration Statement has been declared effective by the SEC, and all Purchased
Shares have been disposed of pursuant to the Registration Statement, (ii) all
Purchased Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force)
under the Securities Act ("Rule 144") are met, (iii) all Purchased Shares
have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the
Company, all Purchased Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.
1.26	"Registration Statement" shall mean one or more registration statements on
Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by Commerce of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Investor Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by Commerce of the Registrable Securities under the
Securities Act.
1.27	"Regulation D" shall have the meaning set forth in the recitals of this
Agreement.
1.28	"Related Agreements" shall mean the Investor Rights Agreement and the
Warrants.
1.29	"Restated Certificate of Incorporation" shall mean the Company's Restated
Certificated of Incorporation in the form of Exhibit D attached hereto.
1.30	"SEC " shall mean the Securities and Exchange Commission.
1.31	"SEC Documents" shall mean the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1999 and each report, proxy statement or registration statement filed by the Company with the SEC pursuant to the
Exchange Act or the Securities Act since the filing of such Annual Report through the date hereof, and shall include each Company press release which is specifically identified in the Disclosure Schedule referenced in the preamble to Article IV.
1.32	"Section 4(2)" and "Section 4(6)" shall have the meanings set forth in the recitals of this Agreement.
1.33	"Securities Act" shall have the meaning set forth in the recitals of this
Agreement.
1.34	"Shareholder Approval" shall mean the approval of the Phase II transactions by the requisite shareholders of Innovo.
1.35	"Warrant Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrants.
1.36	"Warrants" shall mean the Purchase Warrants and the Commerce Warrants.
                                  ARTICLE II
                 Purchase and Sale of Common Stock and Warrants
2.1	Phase I.
(a)	Concurrent with the Phase I Closing, upon the terms and subject to the conditions set forth herein, the Company agrees, in consideration of One Million
Five Hundred Thousand Dollars ($1,500,000), to issue to Commerce 1,363,637 shares of Common Stock, at $1.10 per share (the "Phase I Shares"); and
(b)	at the Phase I Closing, the Company shall issue either (i) a certificate representing the Phase I Shares duly executed by the Company and registered in the name of Commerce or (ii) irrevocable transfer instructions in the form of
Exhibit G authorizing issuance of the Phase I Shares.
2.2	Phase II.
(a)	Concurrent with the Phase II Closing (which shall occur five business days after Shareholder Approval) upon the terms and subject to the conditions set forth herein, the Company agrees, in consideration of One Million Five
Hundred Thousand Dollars ($1,500,000) to issue to Commerce (i) 1,500,000 shares of Common Stock at $1.00 per share (the "Phase II Shares"); (ii) Warrants to purchase 3,000,000 shares of Common Stock at $2.10 per share for an aggregate purchase price of $1.00 ("Purchase Warrants"); and (iii) Warrants to purchase 300,000 shares of Common Stock at $2.10 per Common Share ("Commerce
Warrants").
(b)	At the Phase II Closing, the Company shall issue a certificate representing the Phase II Shares, the Purchase Warrants and the Commerce Warrants duly executed by the Company and registered in the name of Commerce.
2.3	Closings.  The Closings under this Agreement shall take place at the offices of Troop Steuber Pasich Reddick & Tobey, LLP, 2029 Century Park East, Los
Angeles, California 90067-3010.  The Phase I Closing shall take place on
August 11, 2000, or at such other place and date as the parties may agree in writing, and the Phase II Closing shall take place five business days after
Shareholder Approval, or at such other place and date as the parties may agree in writing.
2.4	Liquidated Damages.
(a)	The Company understands that a delay in the effectiveness of the Form
S-3 beyond 90 calendar days following the Phase I Closing and the Phase II
Closing, respectively (each, a "Registration Deadline") could result in economic loss to Commerce.  As compensation to Commerce for such loss, the Company agrees to pay late payments (the "Liquidated Damages") to Commerce in accordance with the following schedule (where "Number of Trading Days Late" is defined as the number of Trading Days beyond the respective Registration Deadline):
Number of Trading Days Late
Beyond Registration Deadline                    Per Day Late Payment
1-119                                           $3,000
>120                                            $6,000

(b)	The Company shall pay any payments incurred under this Section in immediately available funds upon demand.  Nothing herein shall limit Commerce's right to pursue injunctive relief and/or actual damages for the Company's failure to effect timely registration of the Purchased Shares.
(c)	The parties hereto acknowledge and agree that the sums payable pursuant to the foregoing paragraph and pursuant to the Investor Rights Agreement shall constitute liquidated damages and not penalties.  The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by Commerce in connection with the failure by the Company to timely cause the registration of the Registrable Securities and (c) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.
                                ARTICLE III
                          Conditions to Closings
3.1	Conditions to Phase I Closing.  The obligation of Commerce to purchase the
Phase I Shares at the Phase I Closing is subject, at its option, to the fulfillment at or prior to the Phase I Closing of each of the following conditions:
(a)	Accuracy of Representations and Warranties.  The representations and warranties of the Company contained herein shall remain true and correct as of the Phase I Closing Date and the Disclosure Schedule shall reveal no Material
Adverse Effect.
(b)	Qualifications.  The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Purchased
Shares and the Warrants or shall have the availability of exemptions therefrom.
(c)	Due Diligence.  Commerce shall have completed, to its absolute satisfaction, its due diligence examination of the Company and the documents made available by the Company subject to Section 7.2.
(d)	Delivery of Form S-3.  The Company shall have executed and delivered to
Commerce a fully executed Form S-3 registration statement registering all of the Phase I Shares for resale by Commerce (the "Initial S-3"), including all required accountants consents, in a form deemed by counsel to Commerce to be in compliance with the applicable SEC filing requirements which Initial S-3 shall be filed within 5 business days of the Phase I Closing.
(e)	Furrow Investment.  Furrow shall have invested $1,500,000 in the
Company; $1,000,000 of which shall be assumption of third party debt and
$500,000 of which shall be conversion of debt to equity at $1.10 per share of
Common Stock.
(f)	No Adverse Developments.  Commerce shall be satisfied that the sale and issuance of the Purchased Shares and the Warrants hereunder, and the proposed issuance by the Company to Commerce of the Purchased Shares and the Warrants
upon the exercise thereof shall be legally permitted by all laws and regulations to which Commerce and the Company are subject and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement.
(g)	Tax.  Commerce shall be satisfied that the Company shall have no cash liability in excess of $110,000 arising from the IRS audit of its year ended
November 1991 tax return (the "Tax Liability").
(h)	NASDAQ.  Commerce shall have received satisfactory confirmation from
NASDAQ that it has no present intention to proceed with any de-listing proceeding, including, without limitation, the proceeding relating to a deficiency in net tangible assets.
(i)	Anti-takeover Protections.  Commerce shall be satisfied, in its sole discretion, that it shall not be restricted from increasing its ownership interest in the Company by any anti-takeover limitations in either the Company's organization documents or in any applicable state law.
(j)	Legal Opinion.  At the Phase I Closing, the Company shall have delivered to Commerce an opinion of Sims Moss Kline & Davis, LLP, counsel to the Company, in the form of Exhibit E attached hereto;
(k)	Investor Rights Agreement.  At the Phase I Closing, the Company, Sam
Furrow, Jay Furrow, and Pat Anderson shall each have executed and delivered to
Commerce the Investor Rights Agreement.
(l)	Phase I Shares.  At the Phase I Closing, the Company shall have complied with  Section 2.1(b).
(m)	Form S-3.  Commerce shall be satisfied that Innovo shall be eligible to utilize Form S-3 to register resales of the Phase I Shares, the Phase II Shares and the Common Shares underlying the Warrants.
(n)	Appointment of Director.  The Commerce designee shall be concurrently appointed to the Innovo Board of Directors and each committee thereof.
(o)	Shareholder Meeting.  Prior to the Phase I Closing, the Company shall have noticed a shareholders meeting to approve the transactions contemplated hereunder and pursuant to the Related Agreements to be held within 60 days from the Phase I Closing.
(p)	Voting Agreement.  At the Phase I Closing, the Company shall have delivered to Commerce an effective, valid and binding voting agreement from
Sam Furrow, Jay Furrow, Pat Anderson, Dr. Looney and Dan Page representing at least 2,400,000 shares, voting to approve the issuance of the Purchased Shares and the Warrants.
(q)	Good Standing Certificate.  At the Phase I Closing, Commerce shall have received a good standing certificate for the Company from the Secretary of
State of Delaware dated as of a date not earlier than ten (10) days prior to the Phase I Closing.
(r)	Cancellation of Lease.  On or before the Phase I Closing, the Company shall obtain a cancellation of the Knoxville lease and a release of all obligations, other than payment of past due rent (without penalty) until
July 1, 2000.
3.2	Conditions to Phase I Closing by the Company.  The obligation of the Company to issue and sell the Phase I Shares to Commerce at the Phase I Closing is
subject, at its option, to the fulfillment at or prior to the Phase I Closing of each of the following conditions:
(a)	Accuracy of Representations and Warranties.  The representations and warranties of Commerce contained herein shall remain true and correct as of the
Phase I Closing Date.
(b)	Investor Rights Agreement.  At the Phase I Closing, the Company, Sam
Furrow, Jay Furrow, Pat Anderson and Commerce shall have executed and delivered to the Company the Investor Rights Agreement.
3.3	Conditions to Phase II Closing.  The obligation of Commerce to purchase the
Phase II Shares at the Phase II Closing is subject, at its option, to the fulfillment at or prior to the Closing of each of the following conditions:
(a)	Accuracy of Representations and Warranties.  The representations and warranties of the Company contained herein shall remain true and correct as of the Phase II Closing Date and the Disclosure Schedule shall reveal no Material
Adverse Effect.
(b)	No Adverse Developments.  Commerce shall be satisfied that the sale and issuance of the Purchased Shares and the Warrants hereunder, and the proposed issuance by the Company to Commerce of the Purchased Shares and the Warrants
upon the exercise thereof shall be legally permitted by all laws and regulations to which Commerce and the Company are subject and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement.
(c)	Legal Opinion.  At the Phase II Closing, the Company shall have delivered to Commerce an opinion of Sims Moss Kline & Davis, LLP, counsel to the Company, in the form of Exhibit E attached hereto;
(d)	Form S-3.  Commerce shall be satisfied that Innovo shall be eligible to utilize Form S-3 to register resales of the Phase II Shares and the Common
Stock underlying the Warrants.
(e)	Warrant Agreements.  At the Phase II Closing, the Company shall have executed and delivered to Commerce the appropriate Warrant agreements for the
Purchase Warrants and the Commerce Warrants.
(f)	Phase II Shares.  At the Phase II Closing, the Company shall have executed and delivered to Commerce the Phase II Shares.
(g)	NASDAQ.  Commerce shall have received satisfactory confirmation from
NASDAQ that it has no present intention to proceed with any de-listing proceeding, including, without limitation, the proceeding relating to a deficiency in net tangible assets.
(h)	Appointment of Directors.  Two Commerce designees shall be
concurrently appointed to the Innovo Board of Directors and each committee thereof.
(i)	Shareholder Approval.  The Company shall have received Shareholder
Approval.
(j)	Delivery of Amended Form S-3 or Second S-3 Registration Statement.
The Company shall have executed and delivered to Commerce an amendment to the
Initial S-3 or an additional S-3 Registration Statement registering the Phase II
Shares and Common Stock underlying the Warrants (the "New S-3") in a form deemed by counsel to Commerce to be in compliance with the applicable SEC filing requirements which New S-3 shall be filed within 5 business days of the
Phase II Closing.
3.4	Conditions to Phase II Closing by the Company.  The obligations of the
Company to issue and sell the Phase II Shares and the Warrants at the Closing is subject, at its option, to the fulfillment at or prior to the Closing of each of the following conditions:
(a)	Accuracy of Representations and Warranties.  The representations and warranties of Commerce shall remain true and correct.
                                ARTICLE IV
                 Representations and Warranties of Commerce
Commerce represents and warrants to the Company that:
4.1	Intent.  Commerce is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the
Purchased Shares.  Commerce has no present arrangement (whether or not legally binding) at any time to sell the Purchased Shares or the Warrants, to or through any person or entity except in compliance with the Securities Act or an exemption therefrom; provided, however, that by making the representations herein, Commerce does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the Purchased Shares or Warrant at any time in accordance with federal and state securities laws applicable to such disposition.
4.2	Sophisticated Investor.  Commerce is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in
Rule 501 of Regulation D), and Commerce has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Purchased Shares and the Warrants.  Commerce
acknowledges that an investment in the Purchased Shares and the Warrants is speculative and involves a high degree of risk.
4.3	Authority.  This Agreement and each Related Agreement which is required to be executed by Commerce has been duly authorized and validly executed and delivered by Commerce and is a valid and binding agreement of Commerce enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.
4.4	Not an Affiliate.  Commerce is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.
4.5	Absence of Conflicts.  The execution and delivery of this Agreement and each Related Agreement and executed by Commerce in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof by Commerce, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Commerce or (a) violate any provision of any indenture, instrument or agreement to which Commerce is a party or is subject, or by which Commerce or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Commerce to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Commerce is subject or to which any of its assets, operations or management may be subject.
4.6	Manner of Sale.  At no time was Commerce presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.
4.7	No Brokers.  Commerce has not employed any investment banker, broker, finder, or intermediary in connection with the transactions contemplated by this
Agreement and the Related Agreements who will seek a fee from the Company.
Commerce agrees to indemnify and hold harmless the Company from and against any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of
Commerce in connection with this Agreement or the transactions contemplated hereby.
                                 ARTICLE V
                Representations and Warranties of the Company
The Company represents and warrants to Commerce that, except as set forth in a
Disclosure Schedule attached as Schedule H (which Disclosure Schedule makes reference to the particular representation or warranty as to which exception
s taken) (the "Disclosure Schedule"):
5.1	Organization of the Company.  The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted.
The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents.  The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a
Material Adverse Effect.
5.2	Authority.  (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, each of the Related Agreements and to issue the Purchased Shares and the Warrants pursuant to their respective terms, (ii) the execution, issuance and delivery of this Agreement, each Related Agreement, the Purchased Shares certificates and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its
Board of Directors or stockholders is required, and (iii) this Agreement, each
Related Agreement, the Purchased Shares certificates and the Warrants have been duly executed and delivered by the Company and at the Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.  The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the exercise of the Warrants.  The Company further acknowledges that its obligation to issue Common Stock upon exercise of the Warrants in accordance with this Agreement and the Restated Certificate of Incorporation is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. Section 101 et seq.
(the "Bankruptcy Code").  The Company shall not seek judicial relief from its obligations hereunder except pursuant to the Bankruptcy Code.  In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under
11 U.S.C. Section 362 in respect of the exercise of the Warrants.  The Company agrees,without cost or expense to Commerce, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.
5.3	Capitalization.  The authorized capital stock of the Company consists of 15 million shares of Common Stock, $0.10 par value per share, of which 7,314,801 shares are issued and outstanding as of August 1, 2000 and 5 million shares of preferred stock, $0.10 par value per share of which no shares issued and outstanding as of August l, 2000.  Except for (i) outstanding options and warrants as set forth in the SEC Documents and (ii) as set forth in the
Disclosure Schedule, there are no outstanding Capital Shares Equivalents nor any agreements or understandings pursuant to which any Capital Shares
Equivalents may become outstanding.  The Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.  All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.
5.4	Common Stock.  Except for the requirement to file the Form S-3 set forth in
Section 7.5 hereof, the Company has registered its Common Stock pursuant to
Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common
Stock, and such Common Stock is currently listed or quoted on, the Principal
Market.  As of the date hereof, the Principal Market is the NASDAQ SmallCap
Market and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.
5.5	SEC Documents.  The Company has made available to Commerce true and complete copies of the SEC Documents.  The Company has not provided to Commerce any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC
Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).  Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with generally accepted accounting principles, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC
Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.
5.6	Exemption from Registration; Valid Issuances.  Subject to the accuracy of the representations in Article IV, the sale of the Purchased Shares and the
Warrants will not require registration under the Securities Act and/or any applicable state securities law.  When issued and paid for in accordance with the Warrants, the Warrant Shares will be duly and validly issued, fully paid, and non-assessable.  Neither the sales of the Purchased Shares or the Warrants pursuant to, nor the Company's performance of its obligations under, this
Agreement, any Related Agreement, the Restated Certificate of Incorporation or
the Warrants will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Purchased Shares or the
Warrants or, except as contemplated herein, any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. The Purchased Shares and the Warrants shall not subject Commerce to personal liability to the Company or its creditors by reason of the possession thereof.
5.7	No General Solicitation or Advertising in Regard to this Transaction.
Neither the Company nor any of its affiliates nor, to the knowledge of the
Company, any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of
Regulation D) or general advertising with respect to the sale of the Purchased
Shares or the Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Purchased Shares or the Warrants under the
Securities Act.
5.8	No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Restated
Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations)
applicable to the Company or by which any material property or asset of the
Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material
Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a
Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Purchased Shares or the Warrants in accordance with the terms hereof (other than any SEC, Principal Market or state securities filings that may be required to be made by the Company subsequent to the Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Commerce herein.
5.9	No Material Adverse Change.  Since November 30, 1999, no Material Adverse
Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.
5.10	No Undisclosed Events or Circumstances.  Since November 30, 1999, no
material event or circumstance has occurred or exists with respect to the
Company or its businesses, properties, prospects, operations or financial condition, which has not been publicly announced or disclosed in the SEC
Documents.
5.11	No Integrated Offering.  Other than pursuant to an effective registration statement under the Securities Act, or pursuant to the issuance or exercise of employee stock options, or pursuant to its discussion with Commerce in connection with the transactions contemplated hereby, the Company has not issued, offered or sold any shares of Common Stock or Warrants (including for this purpose any securities of the same or a similar class as the Purchased
Shares or the Warrants, or any securities Convertible into or exercisable for the Common Stock or any such other securities) within the six-month period next preceding the date hereof, and the Company shall not permit any of its directors, officers or affiliates directly or indirectly to take, any action
(including, without limitation, any offering or sale to any Person of Common
Stock or Warrants), so as to make unavailable the exemption from Securities
Act registration being relied upon by the Company for the offer and sale to
Commerce of the Purchased Shares or the Warrants as contemplated by this
Agreement and each Related Agreement.
5.12	Litigation and Other Proceedings.  Except as disclosed in the SEC
Documents, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect.  Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.
5.13	No Misleading or Untrue Communication.  The Company and, to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Purchased Shares or the Warrants in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.
5.14	Material Non-Public Information.  The Company has not disclosed to Commerce any non-public information it believes to be material that (i) if disclosed, would reasonably be expected to have a material effect on the trading price of the Common Stock and (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.
5.15	Insurance.  The Company and each subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience.  The Company has not received notice from, and has no knowledge of any threat by, any insurer
(that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.
5.16	Tax Matters.
(a)	The Company and each subsidiary has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate and has been prepared in compliance with all applicable laws; the
Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1998, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.
(b)	No claim has been made by a taxing authority in a jurisdiction where the
Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction.  There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the
Company or any subsidiary from any foreign, federal, state or local taxing authority.  There are no material unresolved questions or claims concerning the Company's Tax liability.  The Company (A) has not executed or entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to Section 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiatedby the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company.  The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the
Internal Revenue Code.  (c)	The Company has not made an election under
Section 341(f) of the Internal Revenue Code.  The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A)
Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise.  The Company is not a party to any tax sharing agreement.
The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would
not be deductible under Section 280G of the Internal Revenue Code.  (d)	For
purposes of this Section 5.16:
"IRS" means the United States Internal Revenue Service.  "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.  "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.
5.17	Property.  Each of the Company and its subsidiaries has good and marketable title to all real and personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company.
5.18	Intellectual Property.  Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted.  To the Company's knowledge, except as disclosed in the SEC Documents neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles.  Except as disclosed in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any
Intangibles and the Company has no knowledge of any basis for such claim.
5.19	Internal Controls and Procedures.  The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv)
all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.
5.20	Payments and Contributions.  Neither the Company, any subsidiary, nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii)
made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv)
made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.
5.21	No Misrepresentation.  The representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
5.22	Environmental Matters.  There are no Hazardous Materials used or present at any location used by the Company in the conduct of its business, except for any
Hazardous Materials constituting normal office supplies.  To the knowledge of
Company, no location currently or previously used by the Company is contaminated by any Hazardous Material.  There are no environmental materials or conditions, including on-site or off-site disposal or releases of Hazardous Materials that could reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, no event has occurred and no activity has been or is being conducted by the Company or any other Person which has resulted or could reasonably result in contamination of any location currently or previously used by the Company by any Hazardous Material.  The Company has not received any written communication from any Governmental Agency alleging that the Company or any premises currently or previously occupied by the Company is contaminated by any Hazardous Materials or in violation of any Environmental Requirement.  To the knowledge of the Company, no Government Agency has commenced any investigation or proceeding with respect to the contamination of any location currently or previously used by the Company by any Hazardous Material.  For purposes of this Section 5.22, "Hazardous Material" means:  all or any of the following:  (i) any substance the presence of which requires investigation or remediation under any applicable law or regulation; (ii) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," hazardous materials," hazardous wastes," toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or
"EP toxicity;" (iii) any petroleum products, explosives or radioactive materials; and (iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.
5.23	Employment and Benefit Matters; Contractors.
(a)	The Disclosure Schedule lists all of the Company's employment contracts, arrangements, plans with any agent, employee, officer, director or shareholder, and contracts or arrangements providing for bonuses, profit sharing payments, deferred compensation, stock options, stock purchase rights, retainer, consulting, incentive, severance pay or retirement benefits, life, medical or other insurance or any other employee benefits or any other payments, "fringe benefits" or perquisites ("Benefit Plan") which are not terminable at will without liability to the Company or which are subject to ERISA.
(b)	Neither the Company nor, to the Company's knowledge, any of its ERISA
Affiliates, has any union contracts, collective bargaining agreements or similar agreements with employee organizations or groups, nor, to the Company's knowledge, has the Company or any ERISA affiliate ever participated in or contributed to any single employer defined benefit plan or multi-employer plan with in the meaning of ERISA Section 3(37), nor is the Company currently engaged in any labor negotiations, excepting minor grievances, nor is the
Company the subject of any union organization effort.  There is no labor dispute, strike, or work stoppage pending against any the Company's business.
(c)	True and correct copies of each plan listed in the Disclosure Schedule that is subject to ERISA (a "ERISA Plan") and related trust agreements, insurance contracts, summary descriptions, have been delivered or made available to
Commerce by the Company.  The Company has also delivered or made available to
Commerce a copy of the two most recently filed IRS Forms 5500, attached financial statement and accountant's opinion, if applicable, for each ERISA
Plan. The Company has also delivered or made available to Commerce a copy of, in the case of each ERISA Plan intended to qualify under Section 401(a) of the
Code, the most recent Internal Revenue Service letter as to its qualification under Section 401(a) of the Code.  To the Company's knowledge, nothing has occurred prior to or since the issuance of such letters to cause the loss of qualification under the Code of any of such plans.
(d)	To the Company's knowledge, none of the ERISA Plans has participated in, engaged in or been a party to any prohibited transaction as defined in ERISA or the Code, and there are no material claims, pending (with service or other notice) or overtly threatened, involving any plan listed in the Disclosure
Schedule.  To the Company's knowledge, there have been no violations of any reporting or disclosure requirements with respect to any ERISA Plan that would have a Material Adverse Effect on the Company.
(e)	To the Company's knowledge, neither the Company nor any of its ERISA
Affiliates has any material liability for any excise tax imposed by Section
4971, 4972, 4974, 4975, 4976, 4977, 4978, 4978B, 4979, 4979A, 4980 or 4980B
of the Code.
(f)	Neither the Company nor, to the Company's knowledge, any of its ERISA
Affiliates maintains any plans providing benefits within the meaning of Section
3(1) of ERISA (other than group health plan continuation coverage under 601 of
ERISA and 4980B(f) of the Code) to former employees or retirees.
5.24	Customers and Suppliers.  The Disclosure Schedule sets forth (i) the top five customers of the Company, based on the fiscal year ended November 30, 1999 sales, and the net sales for the year for each, and (ii) the top five suppliers of the Company, based on the fiscal year ended November 30, 1999 purchases, and the volume purchased for the year from each.
                                ARTICLE VI
                     Affirmative Covenant of Commerce
6.1	Compliance With Securities Laws.  Commerce covenants with the Company that its trading activities with respect to Purchased Shares or Warrants, as the case may be, will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed.
                                ARTICLE VII
                          Covenants of the Company
7.1	Special Meeting.  The Company shall call and hold, in accordance with the
Delaware General Corporation Law, a special meeting of shareholders to effect the conditions to Phase II Closing set forth in Section 3.1(o) of this
Agreement.
7.2	Due Diligence Review.  Subject to Section 7.3, the Company shall make available for inspection and review by Commerce, advisors to and representatives of Commerce (who may or may not be affiliated with Commerce and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of Commerce pursuant to the
Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASDAQ or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by Commerce or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling Commerce and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the
Company and the accuracy of the Registration Statement.
7.3	Non-Disclosure of Non-Public Information.
(a)	The Company shall not disclose non-public information it believes to be material to Commerce, advisors to or representatives of Commerce unless prior to disclosure of such information the Company identifies such information as being non-public information and provides Commerce, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review.  Other than disclosure of any comment letters received from the SEC staff with respect to the Registration Statement, the
Company may, as a condition to disclosing any non-public information hereunder, require Commerce's advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and
Commerce.
(b)	Nothing herein shall require the Company to disclose material non-public information to Commerce or its advisors or representatives, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, promptly notify the advisors and representatives of
Commerce and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading.  Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than Commerce (without the written consent of Commerce prior to disclosure of such information as set forth in Section 7.3(a)) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.
7.4	Interim Conduct of Business.  From the date of this Agreement until the
Phase II Closing or earlier termination of this Agreement in accordance with its terms, unless approved by the other party in writing, the Company shall operate its business consistently with past practice and in the ordinary course of business and neither it nor any of its subsidiaries will, do or commit to do any of the following:
(a)	sell the Company or any subsidiary, whether by sale of equity interests, merger (other than a merger in which the Company is the surviving entity and no change of control occurs as a result of such merger), reorganization, consolidation, refinancing or recapitalization that results in a change in controlling equity ownership of the Company or any subsidiary or sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company or such subsidiary;
(b)	incur any indebtedness for borrowed money in excess of $250,000, or grant, create or permit the imposition of any lien, charge, security interest or other encumbrance upon any of the assets or properties of the Company or any subsidiary, other than ordinary course trade payables and financings of budgeted capital expenditures reflected in annual budgets approved by the Board of
Directors;
(c)	other than approving the Restated Certificate of Incorporation in the form of Exhibit D attached hereto, amend or modify (a) the certificate of incorporation or similar governing instrument(s) of the Company or any of its subsidiaries or (b) documentation relating to indebtedness for borrowed money of the Company or any subsidiary, other than indebtedness permitted under
Section 7.4(b) above;
(d)	enter into any transaction between or among the Company and/or any subsidiary, on the one hand, and any of their respective equity owners, directors, officers, employees or affiliates, on the other hand on terms less favorable to the Company than it could otherwise receive in an arms length transaction;
(e)	other than with respect to a redemption of the Preferred Stock, make any payment on account of, or set aside any assets for a sinking or other analogous fund for, the purchase redemption, defeasance, retirement or other acquisition of any equity interest or the Company or any subsidiary;
(f)	voluntarily liquidate, wind-up, dissolve or commence any bankruptcy, insolvency, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or make a general assignment for the benefit of creditors;
(g)	commence or settle any material litigation or similar action to which the
Company or any subsidiary is a party or could otherwise be bound;
(h)	make any investment in one or more persons or entities in excess of
$100,000 individually or $250,000 in the aggregate;
(i)	change the line of business of the Company or any subsidiary;
(j)	increase the size of the Board of Directors of the Company beyond 7 directors;
(k)	adopt any equity based or phantom incentive plan or program for the
Company or any subsidiary;
(l)	issue any form of Company equity at below Market Price.
7.5	Filing of Initial S-3.  Within five (5) business days of the Phase I
Closing, the Initial S-3 shall be filed with the SEC by the Company.
7.6	Execution of Business Plan.  The Company shall take the actions specified in its business plan which is attached as Exhibit F.
7.7	Filing of New S-3.  Within five business days of the Phase II Closing, the
New S-3 shall be filed with the SEC by the Company.
                              ARTICLE VIII
                        Survival; Indemnification
8.1	Survival.  The representations and warranties and covenants made by the
Company and Commerce in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement and each of the Related Agreements, shall survive the Closings and the consummation of the transactions contemplated hereby and thereby, unless otherwise specified in this Agreement or any Related
Agreement.  In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement and each Related Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Phase I Closing Date or
Phase II Closing Date.
8.2	Indemnity.
(a)	The Company hereby agrees to indemnify and hold harmless Commerce, each of its respective Affiliates and their respective officers, directors, partners and members (collectively, the "Purchaser Indemnitees"), from and against any and all Damages, and agrees to reimburse Purchaser Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by any Purchaser
Indemnitee and to the extent arising out of or in connection with:
(i)	any misrepresentation, omission of fact or breach of any of the
Company's representations or warranties contained in this
Agreement, any Related Agreement, the annexes, schedules or
exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or pursuant to any Related Agreement; or
(ii)	any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, any Related Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this
Agreement or pursuant to any Related agreement; or
(iii)	any action instituted against a Purchaser Indemnitee, or any of them, by any stockholder of the Company who is not an Affiliate of a Purchaser Indemnitee, any creditor, contract party, employee, director, supplier or customer of the Company with respect to any of the transactions contemplated by this Agreement or any Related
Agreement.
(b)	Commerce hereby agrees to indemnify and hold harmless the Company, its Affiliates and its officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Damages, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses
(including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with any misrepresentation, omission of fact, or breach of any of a Purchaser Indemnitee's representations or warranties contained in this
Agreement, any Related Agreement, the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by a Purchaser Indemnitee pursuant to this Agreement or any Related Agreement.
(c)	If, as a result of the indemnification provisions of Section 8, there arises any liability to a Purchaser Indemnitee, that Purchaser Indemnitee or its affiliates will have the right to set off such liability against any amounts payable under any of the Related Agreements.
8.3	Notice.  Promptly after receipt by either party hereto seeking indemnification pursuant to Section 8.2 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to
Section 8.2 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the
Indemnifying Party and the Indemnified Party are parties, the Indemnifying
Party shall be entitled to assume the defense thereof.  Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the
Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if):
(x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the
same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying
Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim.  If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party.  Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel).  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.
8.4	Direct Claims.  In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party, specifying the nature of the claim.
                                    ARTICLE IX
                      Legends; Transfer Agent Instructions
9.1	Legends.  Unless otherwise provided below, each certificate representing
Registrable Securities will bear the following legend or equivalent (the
"Legend"):
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE U.S.  SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE
SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN
EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER
THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN
MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED,
OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR
PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH
REGISTRATION.
9.2	Transfer Agent Instructions.  Upon the execution and delivery hereof, the
Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions substantially in the form of Exhibit G hereto.  Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be.
                                  ARTICLE X
                                 Termination
10.1	Termination.  This Agreement may be terminated at any time prior to the
Closings:
(a)	by written mutual agreement of the parties upon the authorization of their respective Boards of Directors, notwithstanding approval of this Agreement by their shareholders or partners, as the case may be;
(b)	(i) by either party if there shall have been a material breach of any representation, warranty, covenant, condition or agreement set forth in this
Agreement on the part of the other, which breach shall not have been cured within five (5) calendar days following receipt by the breaching party of notice of such breach, or (ii) by either party if any permanent injunction or other Order of a court of other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and nonappealable; or
(c)	by any party if the Closings shall not have been consummated on or before
August 11, 2000, provided that the initiating party is not in material default of its obligations under this Agreement.
In the event of a termination of this Agreement by either party as provided in subsections (a)-(c) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties or their respective officers, directors or partners, except with respect to willful material breach of any provision of this Agreement prior to such termination and except that Section 7.3 (Non-Disclosure) and Section 13.7 (Expenses)
hereof shall continue in effect.
                                 ARTICLE XI
                                 Assignment
11.1	Assignment.  Neither this Agreement nor any rights of Commerce or the
Company hereunder may be assigned by any party to any other person.
Notwithstanding the foregoing, this Agreement shall be binding and the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any of the Purchased Shares, or Warrants purchased or acquired by Commerce with respect to the Purchased Shares or
Warrants.
                                ARTICLE XII
                                  Notices
12.1	Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii)
delivered by reputable air courier service with charges prepaid, or (iv)
transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed.  The addresses for such communications shall be:
If to the Company:		Innovo Group, Inc.
                  		1800 North Cherry Street
                  		Knoxville, TN 37917
                  		Attention:  Jay Furrow
                  		Telephone:
                  		Facsimile:
with a copy to:   		Jerry L. Sims
               		   Sims Moss Kline & Davis LLP
                  		400 Northpark Town Center
                  		Suite 310
                  		Atlanta, Georgia, 30328
                  		Telephone:  (770) 481-7207
                  		Facsimile:    (770) 481-7210

If to Commerce:		   Commerce Investment Group, LLC
                  		5804 East Slauson Avenue
                  		Commerce, CA 90040
                 			Attention:  Deborah E. Greaves, Esq.
                				Telephone:  323-725-5584
                				Facsimile:  323-728-1641
with a copy to:	   	Murray Markiles, Esq.
                  		Troop Steuber Pasich Reddick & Tobey, LLP
                  		2029 Century Park East, 24th Floor
                  		Los Angeles, CA 90067
                  		Telephone:  310-728-3233
                  		Facsimile:  310-728-2233

Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this
Section 12.1.
                                  ARTICLE XIII
                                  Miscellaneous
13.1	Governing Law/Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  Each party (a) agrees to file all legal actions relating to this Agreement and transactions contemplated hereby in a federal or state court in the State of Delaware; (b) to submit to the jurisdiction of the courts of the State of Delaware; and (c) to refrain from attempting to change the venue of any action filed by the other party in the
State of Delaware.
13.2	Counterparts/Facsimile/Amendments.  This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.  Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.  This Agreement may be amended only by a writing executed by all parties.
13.3	Entire Agreement.  This Agreement, the agreements attached as Exhibits hereto, which include, but are not limited to the Related Agreements, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof.  The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.
13.4	Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.
13.5	Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
13.6	Reporting Entity for the Common Stock.  The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg,
L.P. or any successor thereto. The written mutual consent of Commerce and the
Company shall be required to employ any other reporting entity.
13.7	Replacement of Certificates.  Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Purchased Shares or Warrants, and (ii) in the
case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the
Company (which shall not exceed that customarily charged by the Company's transfer agent), or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.
13.8	Fees and Expenses.  The Company, on the one hand, and Commerce, on the other, shall share equally the fees and expenses of Troop Steuber Pasich Reddick
& Tobey, LLP, counsel to Commerce and shall also pay Commerce's reasonable out-
of-pocket costs of up to $30,000 if the Closings occur.  If (a) the Closings shall not have occurred and Commerce is prepared to close, but the Company is not, or (b) Commerce elects not to close due to the discovery prior to the
Closings of a material omission or misstatement in the Company's disclosure to Commerce, the Company shall pay or reimburse, as the case may be, all of the fees and expenses of Troop Steuber Pasich Reddick & Tobey, LLP, incurred by
Commerce in connection with the negotiations, drafting, diligence and related services provided by counsel in connection with this transaction, together with the Commerce's reasonable out-of-pocket expenses incurred in connection herewith.  The Company will also pay the reasonable fees and expenses of counsel to Commerce in connection with (a) any follow-on work related to the sale of equity securities convertible into or exchangeable for equity of the Company, and (b) any amendment, modification or waiver of the terms of this Agreement, any Related Agreement, Exhibits hereto or thereto, or any agreement or document executed in connection with the transaction contemplated pursuant to this
Agreement or any Related Agreement.
13.9	Publicity.  The Company and Commerce agrees that, subject to obligations under the federal securities laws, neither party will issue any press release or other public announcement of the transactions contemplated by this Agreement or any Related Agreement without the prior written consent of the other party.
13.10	Attorney Fees.  In the event that any dispute among the parties results in litigation, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses; provided, however, that in the case of any negotiated settlement of any litigation or arbitration between the parties, there shall be no "prevailing party" for purposes of this Section 13.10.  As used herein, the term "attorneys' fees" shall be deemed to mean the full and actual cost of any legal services actually performed in connection with the matters involved, calculated on the basis of usual fees charged by the attorneys performing such services.
13.11	Waiver.  No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver.
13.12	Equitable Relief.  The parties agree and declare that legal remedies may be used to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce provisions of this Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

INNOVO GROUP, INC.

By: 	/s/Samuel J. Furrow, CEO
     ------------------------
     Samuel J. Furrow, CEO
COMMERCE INVESTMENT GROUP, LLC

By:	 /s/ Deborah Greaves, Managing Member
     ---------------------------------
     Deborah Greaves, Managing Member


                                 EXHIBIT LIST
Exhibit A	Commerce Warrants
Exhibit B	Investor Rights Agreement
Exhibit C	Purchase Warrants
Exhibit E	Legal Opinion
Exhibit F	Business Plan
Exhibit G	Transfer Instructions
Schedule H	Disclosure Schedule


Exhibit 10.64
                                  EXHIBIT A
                               Commerce Warrants


NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO
AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT. STOCK PURCHASE WARRANT To Purchase 300,000 Shares of Common Stock of
INNOVO GROUP, INC.
THIS CERTIFIES that, for value received, Commerce Investment Group, LLC (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, pursuant to the vesting schedule set forth herein and on or prior to the close of business on _______ ___, 2007 (the "Termination
Date") but not thereafter, to subscribe for and purchase from Innovo Group, Inc., a Delaware corporation (the "Company"), up to Three Hundred Thousand (300,000) shares (the "Warrant Shares") of Common Stock, $.10 par value, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $2.10, as provided for in that certain Common Stock and Warrant Purchase Agreement dated as of August ___, 2000 pursuant to which this Warrant has been issued (the "Purchase Agreement"). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Purchase Agreement, the Purchase Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement. The Warrant Shares shall vest in 24 equal monthly installments, commencing with the issuance of the Warrant.


1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and the terms of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.
2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
3. Exercise of Warrant. Except as provided in Section 5 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times pursuant to the Vesting Schedule, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within five (5) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Holder faxes a Notice of Exercise to the Company, provided that such fax notice is followed by delivery of the original notice and payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 6 prior to the issuance of such shares, have been paid within three (3) Trading Days of such fax notice. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
If there is no registration in effect permitting the resale by the Holder of the Warrant Shares at any time from and after one year from the issuance date of this Warrant, then the Holder shall have the right to a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:
(A) = the average of the high and low trading prices per share of Common Stock on the Trading Day preceding the date of such election;

(B) =  the Exercise Price of the Warrant; and

(X) = the number of shares issuable upon exercise of the Warrant in accordance with the terms of this Warrant.

4. No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the Exercise Price.
5. Charges, Taxes and Expenses.  Issuance of certificates for shares of Common
Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or federal or state transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
6. Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant.
7. Transfer, Division and Combination.  (a)	the Holder (and its transferees and
assigns), by acceptance of this Warrant, covenants and agrees that it is acquiring the Warrants evidenced hereby, and, upon exercise hereof, the Warrant
Shares, for its own account as an investment and  not with a view to distribution thereof. The Warrant Shares have not been registered under the
Securities Act or any state securities laws and no transfer of any Warrant
Shares shall be permitted unless the Company has received notice of such transfer, at the address of its principal office set forth in the Purchase
Agreement, in the form of assignment attached hereto, accompanied by an opinion of counsel reasonably satisfactory to the Company that an exemption from registration of such Warrants or Warrant Shares under the Securities Act is available for such transfer, except that no such opinion shall be required after the registration for resale by the Holder of the Warrant Shares, as contemplated by the Investor Rights Agreement. Upon any exercise of the Warrants, certificates representing the Warrant Shares shall bear a restrictive legend substantially identical to that set forth on the face of this Warrant certificate. Any purported transfer of any Warrant or Warrant Shares not in compliance with the provisions of this section shall be null and void.
(b)	This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney.  Subject to compliance with Section 8(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or
Warrants in exchange for the Warrant or Warrants to be divided or combined in
accordance with such notice.  (c)	The Company shall prepare, issue and deliver
at its own expense (other than transfer taxes) the new Warrant or Warrants under
this Section 8.  (d)	The Company agrees to maintain, at its aforesaid office,
books for the registration and the registration of transfer of the Warrants.

8. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the
Company prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.
9. Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not exceed that customarily charged by the Company's transfer agent), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.
11. Adjustments of Exercise Price and Number of Warrant Shares.
(a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the
Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common
Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of
Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have been entitled to receive had such Warrant been exercised in advance thereof.  Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant
Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of
Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company)
shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 13. For purposes of this Section 13, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section 13 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.
13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.
14. Notice of Adjustment.  Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this
Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property)
purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.
15. Notice of Corporate Action.  If at any time:
(a)	the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or
(b)	there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,
(c)	there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in any one or more of such cases, the Company shall give to Holder (i) at least 10 days' prior written notice of the record date for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 18(d).
16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The
Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal
Market upon which the Common Stock may be listed.
The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.
Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
17. Miscellaneous.
(a) Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Delaware without regard to its conflict of law, principles or rules.
(b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.
(c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company fails to comply with any provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
(d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.
(e) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
(f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
(g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.
(h) Indemnification. The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from Holder's negligence, bad faith or willful misconduct.
(i) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.
(j) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
(k) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: ___________, 2000
INNOVO GROUP, INC.

By:____________________________


NOTICE OF EXERCISE

To:	Innovo Group, Inc.

(1) The undersigned hereby elects to purchase ________ shares of Common Stock (the "Common Stock"), of Innovo Group, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_______________________________
			(Name)

_______________________________
			(Address)
_______________________________


Dated:

______________________________
			Signature

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to _______________________________________________ whose address is_______________________________________________________________.
_______________________________________________________________

Dated:  ______________, _______

Holder's Signature:	_____________________________

Holder's Address:	_____________________________
_____________________________

Signature Guaranteed:  ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit  10.65
                                   EXHIBIT B
                           Investor Rights Agreement

                          INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is made and entered into as of
August 11, 2000, by and among Innovo Group, Inc., a Delaware corporation (the
"Company"), Sam Furrow, Jay Furrow, Pat Anderson (collectively, the "Furrow
Group"), Dr. John Looney, Marc B. Crossman, and Dan Page (collectively, the
"Board Members") and Commerce Investment Group, LLC, a limited liability company
(the "Investor").
                                    RECITALS
A.	Each Member of the Furrow Group currently owns shares of the Company's Common
Stock (the "Common Stock").
B.	The Investor shall purchase shares of Common Stock of the Company and
Warrants to purchase additional shares of Common Stock in two phases
(collectively, the "Purchased Shares") pursuant to that certain Common Stock and
Warrant Purchase Agreement of even date hereof by and among the Company and the
Investor (the "Purchase Agreement").
C.	The Purchase Agreement provides that, as a condition to the Investor's purchase thereunder, the Company and the Investor enter into this Agreement.
Terms not defined herein shall have the meaning ascribed to them in the Purchase
Agreement.
D.	By this Agreement, the Company, the Furrow Group and the Investor desire to provide for certain registration and other rights as set forth herein.
                                    AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:
1.	REGISTRATION RIGHTS.
1.1	Definitions.  For purposes of this Section 1:
(a)	Form S-3.  The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the
Securities Act subsequently adopted by the SEC (as defined below), which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC (as defined below).
(b)	Holder.  For purposes of this Agreement, the term "Holder" or "Holders"
means any person or persons owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 or any assignee of record of such Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of a warrant to purchase.  Registrable
Securities shall be deemed to be the Holder of such Registrable Securities;
provided further, that a holder of Excluded Shares shall not be a Holder with respect to such Excluded Shares for purposes of Sections 1.3 or 1.4 of this
Agreement.
(c)	Potential Material Event  means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the
Board of Directors of the Company, including approval by the Investor Directors
(as defined Section 7.1)  that disclosure of such information in a Registration
Statement would be detrimental to the business and affairs of the Company; or
(b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of
the Company, including approval by the Investor Directors (as defined in Section
7.1) be adversely affected by disclosure in a Registration Statement at such time.
(d)	Registrable Securities.  The term "Registrable Securities" means (i) any shares of Common Stock of the Company held by the Investor; (ii) the Common
Stock, issuable upon the exercise of the Warrants held by the Investor; (iii)
any Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of, all such shares of Common Stock described in clause (i) or (ii) of this subsection, and
(iv) any Common Stock of the Company issued to the Investor by way of a stock split of the shares referred to in (i), (ii) or (iii) above; excluding any
Registrable Securities sold to the public or sold pursuant to Rule 144 ("Rule
144") promulgated under the Securities Act ("Excluded Shares").
(e)	Registrable Securities Then Outstanding.  The number of shares of
"Registrable Securities then outstanding" shall mean the number of shares of
Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.
(f)	Registration.  The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement by the SEC (as defined below).
(g)	SEC.  The term "SEC" or "Commission" means the U.S. Securities and Exchange
Commission.
1.2	Registration Rights With Respect to the Securities.
(a)	Filing.  The Company agrees that it will prepare and file with the SEC, within five business days after each Closing Date, a Registration Statement on
Form S-3 under the Securities Act, at the sole expense of the Company (except as provided in Section (d) hereof), in respect of the Investor, so as to permit a public offering and resale of the Registrable Securities under the
Act by the Investor as a selling stockholder and not as an underwriter.
(b)	Effectiveness.  The Company shall use its best efforts to cause such
Registration Statement to become effective within 90 days from the respective
Closing Date or, if earlier, within five (5) days of SEC clearance to request acceleration of effectiveness.  The Registration Statement shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission.  The Company will notify the Investor of the effectiveness of the Registration Statement within one Trading Day of such event.
(c)	Effectiveness Period.  The Company will maintain the Registration Statement or post-effective amendment filed under this Section 1.2 effective under the
Securities Act until for a period of three years from the date on which it became effective (the "Effectiveness Period").
(d)	Expenses.  All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the
Registration Statement under Section 1.2(a) and in complying with applicable
Federal and State securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company.  The Investor shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Securities being registered and the fees and expenses of their counsel.  The Investor and its counsel shall have a reasonable period, not to exceed five  (5) -- Trading Days, to review any amendment to the Form S-3 previously provided to the Investor pursuant to the
Purchase Agreement thereto, prior to filing with the Commission, and the
Company shall provide the Investor with copies of any comment letters received from the Commission with respect thereto within two (2) Trading Days of receipt thereof.  The Company shall qualify any of the Securities for sale in such states as the Investor reasonably designates and shall furnish indemnification in the manner provided in Section 1.8 hereof.  However, the
Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the
Company to file therein any general consent to service of process.
The Company at its expense will supply the Investor with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the
Investor.
(e)	Liquidated Damages.
(i)	The Company understands that a delay in the effectiveness of the Form S-3 beyond 90 calendar days from the respective Closing Date (each, a "Registration
Deadline") could result in economic loss to the Investor.  As compensation to the Investor for such loss, the Company agrees to pay late payments (the
"Liquidated Damages") to the Investor in accordance with the following schedule
(where "Number of Trading Days Late" is defined as the number of Trading
Days beyond the respective Registration Deadline):

Number of Trading Days Late
Beyond Registration Deadline                     Per Day Late Payment
----------------------------                     --------------------

        1-119                                          $3,000
        >120                                           $6,000

(ii)	The Company shall pay any payments incurred under this Section in immediately available funds upon demand.  Nothing herein shall limit the
Investor's right to pursue injunctive relief and/or actual damages for the
Company's failure to effect timely registration of the Purchased Shares.
(iii)	The parties hereto acknowledge and agree that the sums payable pursuant to the foregoing paragraph shall constitute liquidated damages and not penalties.
The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the
Investor in connection with the failure by the Company to timely cause the registration of the Registrable Securities and (c) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.
(f)	Collection Costs.  If the Company does not remit the payment to the Investor as set forth above, the Company will pay the Investor reasonable costs of collection, including attorneys' fees, in addition to the liquidated damages.
The registration of the securities pursuant to this provision shall not affect or limit the Investor's other rights or remedies as set forth in this Agreement or in the Purchase Agreement.
(g)	Blackout Period.  If at any time or from time to time after the effective date of any Registration Statement, the Company notifies the Investor in writing of the existence of a Potential Material Event (as defined in Section 1.1(c)
below), the Investor agrees not to offer or sell any securities or engage in any other transaction involving or relating to securities, from the time of the giving of notice with respect to a Potential Material Event until the Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential
Material Event; provided, however, that the Company may not so suspend the right to such holders of securities for more than 30 days in the aggregate (90 days in the case of an acquisition requiring the filing of audited financial statements of the acquired business under Form 8-K) during any twelve month period, during the period the Registration Statement is required to be in effect, and if such period is exceeded, such event shall be a Registration Default.  If a
Potential Material Event shall occur prior to the date a Registration Statement is required to be filed, then the Company's obligation to file such Registration
Statement shall be delayed without penalty for not more than 20 days, and such delay or delays shall not constitute a Registration Default. The Company must, if lawful, give the Investor notice in writing at least two Trading Days prior to the first day of the blackout period.
1.3	Piggyback Registrations.  The Company shall notify all Holders of
Registrable Securities in writing at least 30 days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the
Company, but excluding Form S-4 or S-8 registration statements, and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the
Registrable Securities held by such Holder shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of
Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
(a)	Underwriting.  If a registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's
Registrable Securities in the underwriting to the extent provided herein.  All
Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting.
Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the
Company, and second, to each of the Holders requesting inclusion of their
Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder which is a partnership or corporation, the partners, retired partners, shareholders and members of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder"
shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.
(b)	Expenses.  The Company shall pay all expenses incurred in connection with a registration pursuant to this Section 1.3 (excluding underwriters' or brokers'
discounts and commissions and the fees and disbursements of special counsel for the Selling Holder or Holders), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company.
1.4	Form S-3 Registration.  If the Company receives from the Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:
(a)	promptly give written notice of the proposed registration and the Holder's or Holders' request therefore, and any related qualification or compliance, to all other Holders of Registrable Securities; and
(b)	as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders'
Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within
20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.4:
(i)	if Form S-3 is not available for such offering by the Holders;
(ii)	if the Company shall furnish to the Holders a certificate signed by the
President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any 12 month period for a period of not more than 90 days after receipt of the request of the Holders under this Section 1.4; provided, however, that the Company shall not utilize this right; or
(iii)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service of process in such jurisdiction.
(c)	Expenses.  The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 1.4, (excluding underwriters' or brokers' discounts and commissions and the fees and disbursements of special counsel for the selling Holder or Holders), including without limitation all filing, registration and qualification, printers' and accounting fees and fees and disbursements of counsel for the Company (the
"Form S-3 Registration Expenses").
1.5	Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:
(a)	prepare and file with the SEC a registration statement with respect to such
Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 20 days;
(b)	prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the
Securities Act with respect to the disposition of all securities covered by such registration statement;
(c)	furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities
Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;
(d)	use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the
Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(e)	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;
(f)	notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder prepare and file an amendment to any such prospectus as may be necessary;
(g)	furnish, at the request of any Holder requesting registration of Registrable
Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is given to the underwriters in the underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable
Securities;
(h)	furnish, at the request of any Holder requesting registration of Registrable
Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, a
"comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the
Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;
(i)	cause all Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and
(j)	cause the Company's officers, directors and independent certified public accountants to provide all information reasonably requested by a representative of any Holder of Registrable Securities and any attorney or accountant retained by such Holder, in connection with such registration.
1.6	Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1 that the selling Holders shall furnish to the Company such information regarding themselves, the
Registrable Securities held by them and the intended method of disposition of such securities, as shall be required to timely effect the registration of their
Registrable Securities.
1.7	Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
1.8	Indemnification.  In the event any Registrable Securities are included in a registration statement under Section 1:
(a)	By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and members of each Holder, any underwriter (as defined in the Securities Act) for such
Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of
1934, as amended, (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the
Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
(i)	any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;
(ii)	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
(iii)	any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action;
provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.
(b)	By Selling Holders.  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the
Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the
Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b)
shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the
Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this
Section 1.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.
(c)	Notice.  Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.
(d)	Defect Eliminated in Final Prospectus.  The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.
(e)	Survival.  The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise, and the termination of this Agreement.
(f)	Settlement.  No indemnified party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
1.9	"Market Stand-Off" Agreement.  Each Holder hereby agrees that in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act,
Holder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any of the Registrable Securities without the prior written consent of the
Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be reasonably requested by the Company or such underwriters.
1.10	Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the
Company agrees to:
(a)	make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;
(b)	use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and
(c)	as long as a Holder owns any Registrable Securities, to furnish to the
Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after
90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the
Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).
1.11	Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the
Holders of at least a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the
Company that would allow such holder or prospective holder a priority over a
Holder with respect to (a) including such securities in any registration or
(b) to demand registration of their securities.
2.	PRE-EMPTIVE RIGHTS
2.1	Definitions:  For purposes of this Section 2:
(a)	New Securities.  "New Securities" means any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such
Common Stock or Preferred Stock; provided, however, that the term "New
Securities" does not include:
(i)	shares of the Company's Common Stock (and/or options therefor) issued or issuable to employees, officers, directors, contractors or consultants of the
Company and its subsidiaries pursuant to stock grant, stock purchase and/or stock option plans or other stock incentive program, arrangement or agreement which have been approved by the Board of Directors of the Company on or before
August 11, 2000;
(ii)	any shares of Common Stock or Warrants issued under the Purchase Agreement, as such agreement may be amended;
(iii)	any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of this
Agreement ("Warrant Securities") and any securities issuable upon the conversion of any Warrant Securities;
(iv)	shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend;
(v)	securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act;
(b)	Eligible Investors.  The term "Eligible Investors" means the Investor and any party holding at least 250,000 shares of Registrable Securities to whom an
Eligible Investor's rights under this Section 2 have been duly assigned.
(c)	Pro Rata Share.  The term "Pro Rata Share" means the ratio of (a) the number of Registrable Securities as to which such Eligible Investor is the Holder (and/
or is deemed to be the Holder under Section 1.1(b)), to (b) a number of shares of Common Stock of the Company equal to the sum of (i) the total number of shares of Common Stock of the Company then outstanding plus (ii) the total number of shares of Common Stock of the Company into which all then outstanding
Warrants outstanding shares of the Company are then exercisable plus (iii) the number of shares of Common Stock of the Company reserved for issuance under outstanding options of the Company.
2.2	General.  Each Eligible Investor has the right of first refusal to purchase such Eligible Investor's Pro Rata Share of all (or any part) of any New
Securities that the Company may from time to time issue after the date of this
Agreement.
2.3	Procedures.  In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Eligible Investor written notice of its intention to issue New Securities ("Notice"), describing the type of New
Securities and the price and the general terms upon which the Company proposes to issue such New Securities.  Each Eligible Investor shall have fifteen (15)
days from the date of mailing of any such Notice to agree in writing to purchase such Eligible Investor's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the
Company and stating therein the quantity of New Securities to be purchased (not to exceed such Eligible Investor's Pro Rata Share).  If any Eligible Investor
fails to so agree in writing within such fifteen (15) day period to purchase such Eligible Investor's full Pro Rata Share of an offering of New Securities
(a "Nonpurchasing Holder"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New
Securities that he did not so agree to purchase and the Company shall promptly give each Eligible Investor who has timely agreed to purchase his full Pro Rata
Share of such offering of New Securities (a "Purchasing Holder") written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing
Eligible Investor's full Pro Rata Share of such offering of New Securities
(the "Overallotment Notice").  Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders' unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing
Eligible Investors, at any time within five (5) days after receiving the
Overallotment Notice.
2.4	Failure to Exercise.  To the extent that the Eligible Investors fail to exercise the participation right within such ten (10) plus five (5) day period, then the Company shall have 90 days thereafter to sell the New Securities with respect to which the Eligible Investors' rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Eligible
Investors.  In the event that the Company has not issued and sold the New
Securities within such 90 day period, it shall not issue and sell such securities without again first offering such New Securities to the Eligible
Investors pursuant to this Section 2.
3.	AFFIRMATIVE COVENANTS OF THE COMPANY.  The Company hereby covenants and agrees to do the following by the Phase I Closing:
(a)	by September 1, 2000, close its manufacturing and distribution facilities in
Knoxville;
(b)	cancel the lease for the Knoxville premises and receive a full and complete release of both present and past due obligations from its landlord, provided that the Company will pay its monthly rent (including unpaid past due rent without penalty) until July 1, 2000;
(c)	begin taking the steps necessary to realign all of its production and distribution needs in accordance with the Supply Agreement and the Distribution
Agreement; and
(d)	with the exception of sales, relocate all of the Company's operations, including finance and accounting, to Los Angeles.
4.	SUPERMAJORITY BYLAW PROVISIONS. The Company shall adopt an amendment to its
Bylaws in the form attached as Appendix A.
5.	OTHER COVENANTS.
5.1	Sales by Sam Furrow.  Sam Furrow hereby covenants and agrees that for the three year period commencing from the date hereof, he shall not Transfer (as defined in Section 6.1(h)) any securities of the Company owned by him directly or indirectly by family members or affiliates, other than sales permitted by
Rule 144 regardless of whether or not such sales would be required to be made in accordance with the limitations of Rule 144.
5.2	Short Sales.  The Investor and each member of the Furrow Group hereby covenants and agrees that for the six month period commencing from the date hereof, such person or entity shall not effect a "short sale" of shares of
Common Stock owned by such holder.  For purposes of this Agreement, a "short sale" shall be as defined in Rule 3b-3 of the Exchange Act.
6.	TRANSFERS.  This Section 6 shall terminate at such time as the Investor, its affiliates and members of their families no longer own beneficially at least 25%
of the Purchased Shares.
6.1	Certain Definitions.  For purposes of this Agreement, the following terms have the following meanings:
(a)	"Offeree's Share" means with respect to each Offeree as to the Right of
Co-Sale, an amount determined (i) by multiplying the number of shares of Offered
Stock (as defined below) by (ii) the ratio determined by dividing (A) the number of shares of Stock (as defined below) held by such Offeree by (B) the aggregate number of shares of Stock held by all Offerees exercising their Right of Co-Sale plus the number of shares of Stock held by the member of the Furrow Group selling such Offered Stock.
(b)	"Offered Stock" means all Stock proposed to be Transferred under Section 6.3 by a member of the Furrow Group or a member of the Board of Directors of the
Company.
(c)	 "Right of Co-Sale" means the right of co-sale in Section 6.4 of this
Agreement.
(d)	"Right of First Refusal" means the right of first refusal in Section 6.3 of this Agreement.
(e)	"Stock" means and includes all shares of Common Stock issued and outstanding at the relevant time plus (i) all shares of Common Stock that may be issued upon exercise or conversion of any options, warrants, convertible securities and other rights of any kind that are then outstanding and (ii) all shares of
Common Stock that may be issued upon conversion of any convertible securities issuable upon exercise of options, warrants or other rights that are then outstanding.
(f)	"Transfer" means and includes any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:
(i)	any transfers of Stock by a member of the Furrow Group to a his spouse, lineal descendant or antecedent, father, mother, brother or sister of a
Founder, the adopted child or adopted grandchild of a the Furrow Group, or the spouse of any child, adopted child, grandchild or adopted grandchild of a member of the Furrow Group, or to a trust or trusts for the exclusive benefit of a member of the Furrow Group or his family members as described in this
Section, or transfers of Stock by a member of the Furrow Group by devise or descent, in all cases if the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby in the same manner as the member of the Furrow Group;
(ii)	any transfer of Stock by the Furrow Group and approved by the Investor made:
(A) pursuant to a merger or consolidation of the Company with or into another corporation or corporations; (B) pursuant to the winding up and dissolution of the Company; (C) to the Offerees pursuant to this Agreement; or (D) to the Company;
(iii)	any bona fide gift to a not-for-profit organization as defined in Section
501(c)(3) of the Internal Revenue Code of 1986, as amended; or
(iv)	any bona-fide open market sale pursuant to Rule 144 of the Securities Act.
6.2	Notice Of Proposed Transfer.  Before any member of the Furrow Group or member of the Board of Directors may effect any Transfer of any Stock
("Selling Stockholder"), such Selling Stockholder must give at the same time (a)
to the Company, and (b) to the Investor, a written notice signed by the Selling
Stockholder (the "Seller's Notice") stating (a) the Selling Stockholder's bona fide intention to Transfer such Offered Stock; (b) the number of shares of the
Offered Stock; (c) the name, address and relationship, if any, to the Selling
Stockholder of each proposed purchaser or other transferee; and (d) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Selling Stockholder proposes to transfer such Offered Stock (the
"Offered Price").  Upon the request of the Company or the Investor, the Selling
Stockholder will promptly furnish such information to the Company and to the
Investor as may be reasonably requested to establish that the offer and proposed transferee are bona fide.
6.3	Right Of First Refusal.
(a)	The Investor's Right.  The Investor and its assignees shall be referred to collectively as the "Offerees."  With respect to any Transfer by a Selling
Stockholder, the Offerees shall have the Right of First Refusal to purchase all or any part of the Offered Stock, exercisable as set forth in Subsections
(b) and (c) hereof.
(b)	Exercise of the Offeree's Right of First Refusal.  The Offeree's Right of
First Refusal may be exercised as follows:
(i)	Each Offeree shall have the opportunity to purchase its Pro Rata Share of the Offered Stock.  For purposes of this Section 6.3 only, an Offeree's "Pro
Rata Share" shall be determined by dividing the number of Stock held by the
Offeree by the total number of shares of Stock held by all Offerees.
(ii)	If an Offeree desires to purchase Offered Stock (a "Participating
Offeree"), the Participating Offeree must, within the 15 day period (the
"Offeree Refusal Period") commencing on the date of the Seller's Notice, give written notice to the Selling Stockholder of the participating Offeree's election to purchase its Pro Rata Share of the Offered Stock.  In the event that any Offeree elects not to purchase its Pro Rata Share of the Offered Shares, such Offeree shall, within five (5) days after expiration of the Offeree Refusal
Period, give written notice ("Offeree's Expiration Notice") to the Selling
Stockholder and to the Company specifying that such Offeree is waiving its right to purchase any of the Offered Stock.  Notwithstanding any failure by an Offeree to deliver the Offeree's Expiration Notice, a failure by the Offeree to exercise its Right of First Refusal within the Offeree Refusal Period shall be deemed a waiver of such right.  In the event that an Offeree does not wish to purchase its Pro Rata Share, then any Participating Offeree who has elected to purchase its full Pro Rata Share shall have the right to purchase, on a pro rata basis with any other Participating Offeree who so elects, any Offered Stock not purchased.
(c)	Purchase Price.  The purchase price for the Offered Stock to be purchased by the Offerees exercising its Right of First Refusal under this Agreement will be the Offered Price, but will be payable as set forth in Section 6.3(d) hereof.
If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, including approval by the Investor Directors, which determination will be binding upon the Offerees, the Company and the
Furrow Group absent fraud or error.
(d)	Payment.  Payment of the purchase price for the Offered Stock purchased by an Offeree exercising its Right of First Refusal will be made within the 60th day after the Seller's Notice.  Payment of the purchase price will be made by an Offeree (i) in cash or by wire transfer of immediately available funds, (ii)
by cancellation of all or a portion of any outstanding indebtedness of the
Selling Stockholder to an Offeree, as applicable, or (iii) by any combination of the foregoing.
(e)	Rights as a Shareholder.  If the Offeree(s) exercise its Right of First
Refusal to purchase the Offered Stock, then, upon consummation of such purchase, the Selling Stockholder will have no further rights as a holder of the Offered
Stock except the right to receive payment for the Offered Stock from the
Investor(s) or the Company in accordance with the terms of this Agreement, and the Selling Stockholder will forthwith cause all certificate(s) evidencing such Offered Stock to be surrendered to the Company for transfer to the
Offeree(s) or to the Company.
(f)	Selling Stockholder's Right to Transfer.  If the Offeree(s) has not elected to purchase all or part of the Offered Stock, then, subject to the Right of Co-
Sale set forth in Section 6.4 below, the Selling Stockholder may transfer that portion of the Offered Stock permitted to be sold by the Selling Stockholder, to any person named as a purchaser or other transferee in the Seller's Notice, at the Offered Price or at a higher price, provided that such transfer (i) is consummated within 60 days after the date of the Notice and (ii) is in accordance with all the terms of this Agreement.  If the Offered Stock is not so transferred during such 60 day period, then the Selling Stockholder may not transfer any of such Offered Stock without complying again in full with the provisions of this Agreement.
6.4	Right of Co-Sale.
(a)	Right of Co-Sale.  For the three year period commencing on the date hereof, to the extent (i) Offered Stock is held by a member of the Furrow Group ("Furrow
Seller"), (ii) the Offerees have waived or failed to timely exercise their Right of First Refusal as to the Offered Stock, each Offeree may transfer to the transferee proposed in the Seller's Notice such Offeree's Share of the Offered
Stock on the same terms and conditions set forth in the Seller's Notice (except that an Offeree need only represent, warrant or indemnify as to title of any
Stock to be transferred by it), by giving written notice to the Seller within ten (10) days after the date of the Offeree's Expiration Notice of such Offeree specifying the number of shares and type of Stock that such Offeree desires to transfer to the transferee.
(b)	Consummation of Co-Sale.  Each Offeree may exercise its Right of Co-Sale by delivering to the Furrow Seller at the closing of the transfer of Offered Stock to such transferee (the "Closing") one or more certificates, properly endorsed for Transfer, representing such stock to be transferred by such Offeree.  At the
Closing, such certificates or other instruments will be transferred and delivered to the transferee set forth in the Furrow Seller's Notice in consummation of the transfer of the Offered Stock pursuant to the terms and conditions specified in such notice, and the Furrow Seller will remit, or will cause to be remitted, to such Offeree within three (3) business days after such
Closing that portion of the proceeds of the Transfer to which such Offeree is entitled by reason of such Offeree's participation in such transfer pursuant to the Right of Co-Sale.
6.5	Multiple Series, Class or Type of Stock.  If the Offered Stock consists of more than one series or class or type of Stock, the Offerees have the right to purchase or transfer hereunder, as the case may be, each such series, class or type; provided, however, that if, as to the Right of Co-Sale, an Offeree does not hold any of such series, class, or type, and the proposed transferee is not willing, at the Closing, to purchase some other series, class or type of Stock from such Offeree, or is unwilling to purchase any Stock from such Offeree, then such Offeree will have the put right (the "Put Right") set forth in Section
6.6 hereof.
6.6	Refusal to Transfer; Put Right.
(a)	Refusal to Transfer.  Any attempt by a Selling Stockholder to transfer any
Stock in violation of any provision of this Agreement will be void.  The Company will not be required (i) to transfer on its books any Stock that has been sold, gifted or otherwise transferred in violation of this Agreement or (ii) to treat as owner of such Stock, or to accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such Stock may have been so transferred.
(b)	Put Right.  If a member of the Furrow Group transfers any Stock in contravention of an Offeree's Right of Co-Sale under this Agreement (a
"Prohibited Transfer"), or if the proposed transferee of Offered Stock desires to purchase only the class, series or type of stock offered by a member of the
Furrow Group or is unwilling to purchase any Stock from an Offeree and the provisions of Section 6.4 hereof apply, such Offeree may, by delivery of written notice to the Selling Stockholder (a "Put Notice") within ten (10) days after (i) the Closing as defined in Section 6.4(b) above or (ii) the date on which such Offeree becomes aware of the Prohibited Transfer or the terms thereof, require the Selling Stockholder to purchase from such Offeree for cash or such other consideration as the Selling Stockholder received in the
Prohibited Transfer or at the Closing that number of shares of Stock (of the same class, series or type as transferred in the Prohibited Transfer or at the
Closing if such Offeree then owns Stock of such class, series or type; otherwise of Common Stock) having a purchase price equal to the aggregate purchase price such Offeree would have received in the closing of such Prohibited Transfer if such Offeree had elected to exercise its right of Co-Sale with respect thereto or in the Closing if the proposed transferee had been willing to purchase the
Stock of such Offeree.  The closing of such sale to the Selling Stockholder will occur within seven (7) days after the date of the Put Notice to the
Selling Stockholder.
(c)	Stop Transfer Instructions.  The members of the Furrow Group agree, to ensure compliance with the restrictions referred to herein, that the Company may issue appropriate "stop transfer" certificates or instructions and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its records.
7.	VOTING AGREEMENT.  Except to the extent that any of the following provisions is either (i) determined by Nasdaq to violate Nasdaq corporate governance rules or (ii) is determined by Company counsel in a written opinion to violate the fiduciary duty of a member of the Board of Directors under Delaware law, the
Company hereby covenants and agrees that:
7.1	Members of the Board of Directors.  The Investor shall be entitled to designate one members of the Board of Directors of the Company and of each subsidiary at the Phase I Closing and two additional members at the Phase II
Closing (the "Investor Directors").  From and after the date of this Agreement and until the provisions of this Section 7 cease to be effective, each member of the Furrow Group shall each vote all shares of Common Stock of the Company over which he has voting control, and will take all other necessary or desirable actions within his control and the Company will take all necessary and desirable actions within its control, in order to cause (A) the election to the Board of
Directors of the Company of nominees designated by the Investor (the "Investor
Nominees"), and (B) the election of Hubert Guez as one of the Investor
Directors.  The members of the Furrow Group further agree to vote or cause to be voted all of their shares of Common Stock to elect the Investor Nominees.
7.2	Successors.  In the event that any Investor Nominee designated for any reason ceases to serve as a member of the Board of Directors during his or her term of office, the resulting vacancy on the Board of Directors shall be filled by the Investor.  The "Investor Representative" shall be such person as is designated in by written notice to the Company from time to time by the holders of a majority of the shares of Common Stock held by the Investor.
7.3	Subsidiaries and Committees.  Each of the Investor Nominees shall serve on the Board of Directors of any subsidiary formed by the Company and on any committees of the Board of Directors of the Company and each subsidiary.
7.4	Expenses.  The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board of Directors and any committee thereof and in connection with any projects assigned to such director by the Board of Directors and any committee thereof.
7.5	Legends on Stock Certificates.  The certificates representing shares held by the Furrow Group and the Investor shall bear the following legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING
LIMITATIONS AND RESTRICTIONS SET FORTH IN A INVESTOR'S RIGHTS AGREEMENT AMONG
THE COMPANY, THE HOLDER HEREOF AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY, A
COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.
7.6	Application of Agreement to After-Acquired-Shares.  All of the provisions of this Section 7 shall apply to all of the shares of Common Stock of the Company, whether issued before or after the Closing Date, and all securities issued as a replacement for the shares or with respect to the shares as a result of any stock dividend, stock split or other similar event.
7.7	Term of the Voting Agreement.  This voting agreement shall terminate on the earliest to occur of (i) the sale of the Company (through a merger, consolidation, reorganization, refinancing or recapitalization in which the holders of stock of the Company prior to such transaction do not hold over 51%
of the voting stock of the surviving entity, or the sale of all or substantially all of the assets or stock of the Company), (ii) the effective time of the liquidation of the Company, or (iii) three years from the date of this
Agreement.
7.8	Binding Effect on Transferees.  This Section 7 and all of the terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of all of the parties hereto and their respective transferees, successors, heirs, executors, administrators and assigns.  A condition precedent to the transfer of any of the Common Stock of the Company to any third party by any member of the Furrow Group or the Investor is that the transferee shall become a party to this voting agreement and shall execute any and all instruments, and take all other actions, necessary to carry out the purposes of this voting agreement.
7.9	Termination And Waiver.
(a)	Termination.  The Right of First Refusal and the Right of Co-Sale will terminate upon ten (10) years from the date hereof.
(b)	Waiver.  The application of the Right of First Refusal and/or Right of
Co-Sale as to any proposed Transfer by any member of the Furrow Group of any
Common Stock may be waived in advance of or after such transfer by the written agreement of Common Stock.  The Investor will have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to purchase or participate in the sale of Offered Stock, and the Investor will not incur any liability to any other party hereto with respect to exercising or refraining from exercising any such right or rights.  Any waiver by a party of its rights hereunder will be effective only if evidenced by a written instrument executed by such party or its authorized representative.
8.	AMENDMENT.
8.1	Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor (and/or any of their permitted successors or assigns) holding shares of Common Stock and/or Warrant Shares representing and/or exercisable into at least a majority of all the Investor's Shares (as defined below).  Any amendment or waiver effected in accordance with this Section 8.1 shall be binding upon the Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.
9.	GENERAL PROVISIONS.
9.1	Approval.  Any action required by the terms of this Agreement, any Related
Agreement or By-Laws of the Company to be "approved" by the Board of Directors of the Company or one of its subsidiaries, shall only be deemed to have been approved if such approval includes approval by the Investor Directors of the
Board of Directors of the Company or its subsidiary, as the case may be.
9.2	Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii)
delivered by reputable air courier service with charges prepaid, or
(iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.
Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed.  The addresses for such communications shall be:
If to the Company:	Innovo Group, Inc.
                			1800 North Cherry Street
                			Knoxville, TN 37917
                			Attention:
                			Telephone:
                  	Facsimile:
with a copy to:	Jerry L. Sims, Esq.
               	Sims Moss Kline & Davis LLP
               	400 Northpark Town Center
               	Suite 310
               	Atlanta, Georgia, 30328
               	Telephone:  (770) 481-7207 Direct
               	Facsimile:    (770) 481-7210

If to Commerce:	Commerce Investment Group, LLC
             			5804 East Slauson Avenue
             			Commerce, CA 90040
             			Attention:  Deborah E. Greaves, Esq.
             			Telephone:  323-725-5584
             			Facsimile:  323-728-1641
with a copy to:		Murray Markiles, Esq.
              			Troop Steuber Pasich Reddick & Tobey, LLP
              			2029 Century Park East, 24th Floor
              			Los Angeles, CA 90067
                	Telephone:  310-728-3233
              			Facsimile:  310-728-2233
If to the Furrow Group or to the Board Members, in care of the Company, or at such other address as such Holder or permitted assignee shall have furnished to the Company in writing.  The parties hereto may from time to time change their address or facsimile number for notices under this Section 9.2 by giving written notice of such changed address or facsimile number to the other parties hereto as provided in this Section 9.2.
9.3	Entire Agreement.  This Agreement and the Purchase Agreement, together with all the Exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.
9.4	Governing Law/Venue.  This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware.
Each party  (a) agrees to file all legal actions relating to this Agreement and transactions contemplated hereby in a federal or state court in the State of
Delaware; (b) to submit to the jurisdiction of the courts of the State of Delaware; and (c) to refrain from attempting to change the venue of any action filed by the other party in the State of Delaware.
9.5	Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
9.6	Survival.  The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.
9.7	Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character of any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.
9.8	Successors And Assigns.  The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.
9.9	Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
9.10	Costs And Attorneys' Fees.  In the event that any dispute among the parties results in litigation, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses; provided, however, that in the case of any negotiated settlement of any litigation or arbitration between the parties, there shall be no "prevailing party" for purposes of this Section 9.10.  As used herein, the term "attorneys' fees" shall be deemed to mean the full and actual cost of any legal services actually performed in connection with the matters involved, calculated on the basis of usual fees charged by the attorneys performing such services.
9.11	Adjustments for Stock Splits and Certain Other Changes.  Wherever in this
Agreement there is a reference to a specific number of shares of Common Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.
9.12	Aggregation of Stock.  All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INNOVO GROUP, INC.

By: /s/ Pat Anderson
   -----------------
   Pat Anderson
   President

COMMERCE INVESTMENT GROUP, LLC

By:	/s/ Deborah Greaves, Managing Member
    ------------------------------------
    Deborah Greaves, Managing Member


/s/ Sam Furrow
--------------
SAM FURROW


/s/ Jay Furrow
--------------
JAY FURROW (re Co-Sale and Right of First Refusal)


/s/ Pat Anderson
----------------
PAT ANDERSON (re Co-Sale and Right of First Refusal)

/s/ Dr. John Looney
-------------------
DR. JOHN LOONEY (re Right of First Refusal)


/s/ Marc B. Crossman
--------------------
MARC B. CROSSMAN (re Right of First Refusal)


/s/ Dan Page
------------
DAN PAGE (re Right of First Refusal)



                                      Appendix A

Section 4.18.  Supermajority Requirements.
(a) Except to the extent that any of the following provisions of this
Section 4.18 are determined by Nasdaq to violate Nasdaq corporate governance rules:  until November 1, 2000, the number of members of the Board of Directors shall be set at between three and seven, with the exact number to be designated by the Board of Directors, and the actions specified in subsection 4.18(b)
hereof shall require the unanimous approval of all of the members of the Board of Directors; and from November 2, 2000 until November 1, 2003, the number of members of the Board of Directors shall be set at between three and twelve, with the exact number to be designated by the Board of Directors, and the actions specified in subsection 4.18(b) hereof shall require the approval of a number of directors equal to the number of members of the Board of Directors at the 3 time the action is being considered, minus two.
(b)	Neither the Company nor any of its subsidiaries shall, without the approval of the Board of Directors as specified in subsection 4.18(a) above, do or commit to do any of the following:
(1)	other than the sale of the Corporation's NASCO Products International, Inc.
subsidiary, sell all or substantially all of the assets of the Corporation, merge or consolidate the Corporation or otherwise effect the transfer of ownership of the Corporation (other than (i) where the holders of voting securities of the Corporation immediately prior to such merger or consolidation beneficially own, directly or indirectly, a majority of the combined voting power of the surviving entity resulting from such merger or consolidation, or
(ii)  a sale of all or substantially all of the assets of the Corporation, merger or consolidation of the Corporation or other transfer of ownership of the Corporation) or effect any dissolution, liquidation or winding up of the
Corporation;
(2)	incur any indebtedness for borrowed money in excess of  $500,000, or grant, create or permit the imposition of any lien, charge, security interest or other encumbrance upon any of the assets or properties of the Corporation or any subsidiary, other than ordinary course trade payables, accounts receivable factoring and financings of budgeted capital expenditures reflected in annual budgets approved by the Board of Directors;
(3)	amend or modify (A) the Restated Certificate of Incorporation of the
Corporation or any of its subsidiaries or (B) documentation relating to indebtedness for borrowed money of the Corporation or any subsidiary, other than indebtedness permitted under 4.18.(b)(2) above;
(4)	enter into any transaction between or among the Corporation and/or any subsidiary, on the one hand, and any of their respective equity owners, directors, officers, employees or affiliates, on the other hand on terms less favorable to the Corporation than it could otherwise receive in an arms length transaction;
(5)	make any payment on account of, or set aside any assets for a sinking or other analogous fund for, the purchase redemption, defeasance, retirement or other acquisition of any equity interest or the Corporation or any subsidiary;
(6)	voluntarily liquidate, wind-up, dissolve or commence any bankruptcy, insolvency, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or make a general assignment for the benefit of creditors;
(7)	make any investment in one or more entities; or
(8)	adopt any equity based or phantom incentive plan or program for the
Corporation or any subsidiary;
(9)	prior to December 31, 2000, issue any form of Corporation equity except as agreed in writing on or before August 11, 2000 and, until December 31, 2002, issue any Corporation equity at or below market price.
For purposes of this paragraph 9, "market price" shall be defined as the closing average price of the Common Stock for the 30 calendar days preceding the date of
a proposed issuance; or(10)	amend this Section 4.18.




Exhibit  10.66
                                 EXHIBIT C
                              Purchase Warrants


NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT.
                            STOCK PURCHASE WARRANT


                  To Purchase 3,000,000 Shares of Common Stock of
                             INNOVO GROUP, INC.
THIS CERTIFIES that, for value received, Commerce Investment Group, LLC (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, on or prior to the close of business on _______ ___, 2003 (the "Termination Date") but not thereafter, to subscribe for and purchase from Innovo Group, Inc., a Delaware corporation (the "Company"), up to Three Million (3,000,000) shares (the "Warrant Shares") of Common Stock, $.10 par value, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $2.10, as provided for in that certain Common Stock and Warrant Purchase Agreement dated as of August ___, 2000 pursuant to which this Warrant has been issued (the "Purchase Agreement"). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Purchase Agreement, the Purchase Agreement shall control.
Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

1.	Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws and the terms of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the
Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.
2.	Authorization of Shares.  The Company covenants that all shares of Common
Stock which may be issued upon the exercise of rights represented by this
Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
3.	Exercise of Warrant.  Except as provided in Section 5 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times pursuant to the Vesting Schedule, and before the close of business on the
Termination Date by the surrender of this Warrant and the Notice of Exercise
Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased.
Certificates for shares purchased hereunder shall be delivered to the holder hereof within five (5) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Holder faxes a Notice of Exercise to the Company, provided that such fax notice is followed by delivery of the original notice and payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 6 prior to the issuance of such shares, have been paid within three (3) Trading Days of such fax notice.  If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new
Warrant evidencing the rights of Holder to purchase the unpurchased shares of
Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. If there is no registration in effect permitting the resale by the Holder of the Warrant Shares at any time from and after one year from the issuance date of this Warrant, then the Holder shall have the right to a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the average of the high and low trading prices per share of Common Stock on the Trading Day preceding the date of such election;

(B) =  the Exercise Price of the Warrant; and

(X) = the number of shares issuable upon exercise of the Warrant in accordance with the terms of this Warrant.

4.	No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the Exercise Price.
5.	Charges, Taxes and Expenses.  Issuance of certificates for shares of Common
Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or federal or state transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
6.	Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant.
7.	Transfer, Division and Combination.  (a)	the Holder (and its transferees and
assigns), by acceptance of this Warrant, covenants and agrees that it is acquiring the Warrants evidenced hereby, and, upon exercise hereof, the
Warrant Shares, for its own account as an investment and  not with a view to distribution thereof.
The Warrant Shares have not been registered under the Securities Act or any state securities laws and no transfer of any Warrant Shares shall be permitted unless the Company has received notice of such transfer, at the address of its principal office set forth in the Purchase Agreement, in the form of assignment attached hereto, accompanied by an opinion of counsel reasonably satisfactory to the Company that an exemption from registration of such Warrants or Warrant
Shares under the Securities Act is available for such transfer, except that no such opinion shall be required after the registration for resale by the
Holder of the Warrant Shares, as contemplated by the Investor Rights Agreement.
Upon any exercise of the Warrants, certificates representing the Warrant Shares shall bear a restrictive legend substantially identical to that set forth on the face of this Warrant certificate. Any purported transfer of any Warrant or
Warrant Shares not in compliance with the provisions of this section shall be null and void.
(b)	This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new
Warrants are to be issued, signed by Holder or its agent or attorney.
Subject to compliance with Section 8(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)	The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 8.

(d)	The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

8.	No Rights as Shareholder until Exercise.  This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the
Company prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.
9.	Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not exceed that customarily charged by the Company's transfer agent), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
10.	Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.
11.	Adjustments of Exercise Price and Number of Warrant Shares.  Stock Splits,
etc. The number and kind of securities purchasable upon the exercise of this
Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.  In case the Company shall
(i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common
Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have been entitled to receive had such Warrant been exercised in advance thereof.  Upon each such adjustment of the kind and number of Warrant
Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of
Warrant Shares or other securities resulting from such adjustment at an Exercise
Price per Warrant Share or other security obtained by multiplying the Exercise
Price in effect immediately prior to such adjustment by the number of Warrant
Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment.  An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
12.	Reorganization, Reclassification, Merger, Consolidation or Disposition of
Assets.  In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation
("Other Property"), are to be received by or distributed to the holders of
Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company)
shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 13.  For purposes of this Section 13, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section 13 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.
13.	Voluntary Adjustment by the Company.  The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the
Company.
14.	Notice of Adjustment.  Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this
Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property)
purchasable upon the exercise of this Warrant and the Exercise Price of such
Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.  Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.
15.	Notice of Corporate Action.  If at any time:
(a)	the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or
(b)	there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,
(c)	there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in any one or more of such cases, the Company shall give to Holder (i) at least 10 days' prior written notice of the record date for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common
Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section
18(d).
16.	Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant
Shares upon the exercise of the purchase rights under this Warrant.
The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of  the Principal
Market upon which the Common Stock may be listed.
The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.
Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
Before taking any action which would cause an adjustment reducing the current
Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.
Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise
Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
17.	Miscellaneous.
(a)	Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company.  This Warrant shall constitute a contract under the laws of
Delaware without regard to its conflict of law, principles or rules.
(b)	Restrictions.  The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.
(c)	Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.  If the
Company fails to comply with any  provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
(d)	Notices.  Any notice, request or other document required or permitted to be given or delivered to the holder hereof by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.
(e)	Limitation of Liability.  No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the
Company, whether such liability is asserted by the Company or by creditors of the Company.
(f)	Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
(g)	Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.
(h)	Indemnification.  The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the
Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from Holder's negligence, bad faith or willful misconduct.
(i)	Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.
(j)	Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
(k)	Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: ___________, 2000

INNOVO GROUP, INC.

	By:____________________________

                        	NOTICE OF EXERCISE

To:	Innovo Group, Inc.



(1)	The undersigned hereby elects to purchase ________ shares of Common Stock
(the "Common Stock"), of Innovo Group, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2)	Please issue a certificate or certificates representing said shares of
Common Stock in the name of the undersigned or in such other name as is specified below:

_______________________________
			(Name)

_______________________________
			(Address)
_______________________________

Dated:
______________________________
							Signature


                           ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information.
Do not use this form to exercise the warrant.)



FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to ____________________________________________ whose address is

_______________________________________________________________.

______________________________________________________________

Dated:  ______________, _______


Holder's Signature:	_____________________________

Holder's Address:	_____________________________

                  _____________________________

Signature Guaranteed:  ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.



                               EXHIBIT D
                  Restated Certificate of Incorporation

                                Omitted


Exhibit 10.67
                               EXHIBIT E
                             Legal Opinion


Commerce Investment Group
5804 E. Slauson Avenue
Commerce, California   90040


Ladies and Gentlemen:

	We have acted as counsel to Innovo Group, Inc., a Delaware corporation (the
"Company"), in connection with the offer and sale of by the Company (the
"Placement") to the individuals and entities listed on Exhibit "A"
(the "Purchasers") of Common Stock of the Company ("Shares") and Warrants to
purchase Common Stock of the Company (the "Warrants") pursuant to a Placement
Agreement by and among the Company and the Purchasers (the "Purchase Agreement")
dated August 10, 2000.

	We have reviewed the following documents dated as of August 10, 2000 as executed in connection with the Placement:

	(1)	The "Purchase Agreement;"

	(2)	The "Investor Rights Agreement;"

	(3)	The "Distribution Agreement;

	(4)	The "Supply Agreement;"

 (5)	The "Warrant;"

 (6)	Such other documentation executed contemporaneously to evidence, secure, or otherwise document, the obligations of the Company ("Related Documents");

 (7)	The "Officers Certificate" and all attachments thereto including those agreements, indentures, mortgages, leases, notes or other obligations of the Company which are material to the Company.

	The Purchase Agreement, Distribution Agreement, Supply Agreement, Warrant, and
Related Documents are hereinafter collectively referred to as the "Transaction
Documents."

	In the capacity described above, we have considered such matters of law and of fact, including the examination of originals, or copies, certified or otherwise identified to our satisfaction, of such records and documents of Company, certificates of officers and representatives of Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the legal opinions hereinafter set forth.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.  In making our examination of any documents, we have assumed that all parties other than the Company had the corporate power and authority to enter into and to perform all obligations thereunder, and, as to such parties, we also have assumed the due authorization by all requisite corporate action, the due execution and delivery of such documents, and the validity and binding effect and enforce ability thereof.
Whenever the phrase "to our knowledge" is used herein, it shall refer to the actual knowledge of the attorneys of this firm involved in the representation of the Company without further investigation and based exclusively of our review of the Transaction Documents and the Officers Certificate.

	We express no legal opinion with respect to the effect of any law other than the law of the State of Delaware and the federal law of the United States of
America.  We have assumed that the substantive law of the State of Delaware will be applied with respect to the interpretation and enforcement of all of the
Transaction Agreements.

	Based on the foregoing, and subject to the qualifications and exceptions contained herein, we are of the legal opinion that:

	1.	Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

	2.	Company has the corporate power and authority to execute, deliver and perform Company's obligations under the Transaction Documents and to operate its business as described in the Company's SEC documents.

	3.	Each of the Transaction Documents has been duly and validly authorized by the by Company and all of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or stockholders is required, except that (i) the Company will need to obtain shareholder authorization to increase the number of shares it is authorized to issue under its articles of incorporation in order to have an adequate number of shares reserved for issuance pursuant to the warrants, and (ii) under rules of the NASDAQ Stock Market, Inc. some of the Shares to be issued pursuant to the
Transaction Documents (including the warrants) may not be issued until additional stockholder approval is obtained.

	4.	The Transaction Documents evidence valid and binding obligations of the
Company, and although certain provisions of the Transaction Documents may not be enforceable against the Company in accordance with their terms, except as set forth in the following clauses (i) through (viii), such provisions will not render the Transaction Documents invalid as a whole nor will they substantially interfere with the realization of the principal benefits and/or security provided by the Transaction Documents:

			(i)	The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors.  This includes the effect of the Federal Bankruptcy Code in its entirety, including matters of contract rejection, fraudulent conveyance and obligation, turn-over, preference, equitable subordination, automatic stay, conversion of a non-recourse obligation into a recourse obligation, and substantive consolidation.  This also includes state laws regarding fraudulent transfers, obligations, and conveyances, and state receivership laws.

			(ii)	The effect of general principles of equity, whether applied by a court of law or equity.  This includes the following concepts: (a) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (b) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (c) good faith and fair dealing;
(d) reasonableness; (e) materiality of the breach; (f) impracticability or impossibility of performance; (g) the effect of obstruction, failure to perform or otherwise to act in accordance with an agreement by any person other than
Company; (h) the effect of Section 1-102(3) of the Uniform Commercial Code;
and (i) unconscionability.

			(iii)	The possible unenforceability of provisions providing advance consent or a waiver of rights, or requiring indemnification, contribution, exculpation, release or exemption from liability, respecting any action or inaction to the extent such action or inaction involves  negligence or willful misconduct or to the extent such action, inaction, consent, waiver, indemnification, contribution, exculpation, release or exemption from liability is otherwise contrary to public policy.

			(iv)	The possible unenforceability of provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages, or for premiums on prepayment, acceleration, redemption, cancellation, or termination, to the extent any such provisions are deemed to be usurious or are deemed to be penalties or forfeitures.

			(v)	The possible unenforceability under applicable law and/or public policy of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative.

			(vi)	The possible unenforceability under applicable law and/or public policy of provisions that certain determinations by a party or a party's designee are conclusive.

			(vii)	The possible unenforceability under applicable law and/or public policy of provisions permitting modifications of an agreement only in writing.

			(viii)	The effect of laws requiring mitigation of damages.

	5.	Except as provided in paragraph 3 above, the execution and delivery by
Company of the Transaction Documents and the issuance and sale of the Shares and warrants do not, to our knowledge, (i) conflict with or violate any provision of the Certificate of Incorporation or By-Laws of Company, or (ii)
(a) conflict with or violate or result in a breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of a lien, charge or encumbrance upon any assets of Company pursuant to any agreement or instrument to which Company is a party,  (b) conflict with or violate any judgment, order, writ, injunction or decree binding on Company, or
(iii) conflict with or violate any law, rule, regulation or ordinance applicable to Company.

6.	To our knowledge, the Capital Stock of the Company is as follows:
(a) 5,000,000 shares of Series A preferred stock are authorized;
(b) 15,000,000 shares of Common Stock are authorized; and (iii) the issued and outstanding shares of Capital Stock are as described on the Officer's Certificate. To our knowledge there are no options, warrants, conversion privileges, or other rights (or agreements for any such rights) outstanding, to purchase or otherwise obtain any of the Company's equity securities except
(i) as disclosed in the Officer's Certificate, (ii) the rights of the Purchasers pursuant to the Transaction Documents and (iii) the Rights of Samuel J. Furrow Sr. and Samuel J. Furrow, Jr. pursuant to Stock Purchase Agreements dated August 10, 2000 and executed in connection with the conversion of Debt of the Company into equity.

7.	Assuming your representations, warranties and covenants set forth in the
Transaction Agreements are true and correct, the Debentures, the Warrants, the Conversion Shares and the Warrant Shares may be issued to you without registration under the 1933 Act or the securities laws of the state of California provided appropriate Form D filings are made with the Securities and Exchange Commission.

	Each of the foregoing legal opinions expressed herein is limited in scope to only those matters both essential to the conclusion stated by the legal opinion and, based upon prevailing norms and expectations found among experienced legal practitioners in the relevant market, reasonable under the circumstances.  No other matters are included within the scope of any of the legal opinions expressed herein by implication or otherwise.  The following matters, including their effects and the effects of noncompliance, are not covered by implication or otherwise in any of the legal opinions expressed herein:

	(1)	Municipality, county, subdivision or special district law
	(2)	Antitrust and unfair competition law
	(3)	Law concerning national or local emergency
	(4)	Fiduciary obligations
	(5)	Pension and employee benefit law, e.g., ERISA
	(6)	Regulations G, T, U and X of the Board of Governors of the Federal
     Reserve System
	(7)	Fraudulent transfer law
	(8)	Environmental law
	(9)	Land use and subdivision law
	(10)	Hart-Scott-Rodino, Exon-Florio and other laws related to filing requirements, other than charter-related filing requirements, such as requirements for filing articles of merger
	(11)	Except as expressly provided otherwise, law governing the attachment, perfection or priority of a security interest.
	(12)	Bulk transfer law
	(13)	Tax law
	(14)	Patent, copyright, trademark and other intellectual property law
	(15)	Racketeering law, e.g., RICO
	(16)	Criminal statutes of general application, e.g., mail fraud and wire fraud
	(17)	Health and safety law, e.g., OSHA
	(18)	Labor law


	This legal opinion is furnished as of the date hereof and we assume, and shall have, no obligation to update this legal opinion or to advise you of any events, circumstances or developments that occur or are otherwise brought to our attention subsequent to the date hereof.

	The foregoing legal opinions are given to you for your sole benefit and no other person or entity is entitled to rely thereon.

							Sincerely,

       /s/ Sims Moss Kline & Davis LLP
       -------------------------------
							SIMS MOSS KLINE & DAVIS LLP



Exhibit 10.68


                               EXHIBIT F
                             Business Plan

                         Terms of Business Plan

Operations:
Concurrent with the Closing, the Company covenants to take the following actions with respect to its present operations:

(i)	The Company shall, by September l, 2000, close
its manufacturing and distribution facilities in Knoxville;

(ii)	The Company shall cancel the lease for the
Knoxville premises and shall receive a full and complete release of both present and past due obligations from its landlord, provided that the Company will pay its monthly rent (including unpaid past due rent without penalty) until July 1, 2000;

(iii)	The Company shall realign all of its production
and distribution needs in accordance with the Supply and Distribution Agreements as executed between Commerce and the Company; and

(iv)	With the exception of sales, all Company
operations, including finance and accounting, shall be relocated to Los Angeles.


Sales:
Company sales efforts shall be focused on core items and product categories with the highest volume and profit margin. Pat Anderson will manage a sales and marketing and support staff of no more than 10 persons other than herself, which will operate out of Knoxville.
Pat Anderson will secure office space for the sales operation at the Company's expense.

Exhibit 10.69

                             EXHIBIT G
                       Transfer Instructions

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS
Innovo Group, Inc.


August 11, 2000

ComputerShare Investor Services
12039 W. Almeda Parkway
Suite Z-2
Lakewood, Colorado 80228

Dear Sir/Madame:

Reference is made to that certain Common Stock and Warrant Purchase Agreement and all Exhibits thereto (the "Agreement") dated as of August 11, 2000, by and among Innovo Group, Inc., a Delaware corporation (the "Company") and Commerce Investment Group, LLC (the "Investor"). Pursuant to the Agreement, and subject to the terms and conditions set forth in the Agreement, the Company is issuing to the Investor (i) 1,363,637 shares of Common Stock (the "Phase I Shares")
and 1,500,000 shares of Common Stock (the "Phase II Shares") (collectively, the "Shares") and (ii) Warrants to purchase up to 3,000,000 shares of Common Stock and Warrants to purchase up to 300,000 shares of Common Stock (the "Warrants"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these instructions relating to the Common Stock to be issued to the Investors
(or a permitted assignee) pursuant to the Agreement and upon exercise of the Warrants. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.
These instructions shall serve as our irrevocable authorization and direction to you to issue the Phase I Shares to or upon the order of an Investor. The Phase
I Shares shall bear the following legend (the "Legend"):
"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE U.S.  SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR
ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED,
ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A
TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION."
1.  	ISSUANCE OF COMMON STOCK WITHOUT THE LEGEND
Pursuant to the Agreement and the Investor Rights Agreement, the Company is required to prepare and file with the SEC, and maintain the effectiveness of, a registration statement or registration statements registering the resale of the Shares and the Common Stock to be acquired by the Investors upon exercise of the Warrants, all as provided in the Investor Rights Agreement. The Company will advise the Transfer Agent in writing of the effectiveness of any such registration statement promptly upon its being declared effective, and shall deliver an opinion of its counsel to that effect. The Transfer Agent shall be entitled to rely on such advice and such opinion and shall assume that such registration statement remains in effect unless the Transfer Agent is otherwise advised in writing by the Company or such counsel, and the Transfer Agent shall not be required to independently confirm the continued effectiveness of such registration statement. In the circumstances set forth in the following three paragraphs, the Transfer Agent shall deliver to the Investor's transferees certificates representing Common Stock not bearing any restrictive legend without requiring further advice or instruction or additional documentation from the Company or its counsel or the Investor or its counsel or any other party (other than as described in such paragraphs).
(a)  	At any time after the effective date of the registration statement
(provided that the Company has not informed the Transfer Agent in writing that such registration statement is not effective) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, in such names and in such denominations as the Investor may request, provided that in connection with any such event, the Investor (or its permitted assignee) shall confirm in writing to the
Transfer Agent that (i) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company or
Investor; and
(ii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement.
(b)  	In the event a registration statement is not filed by the Company, or for any reason the registration statement which is filed by the Company is not declared effective by the SEC, the Investor, or its permitted assignee, or its broker confirms to the Transfer Agent that (i) the Investor has beneficially owned the shares of Common Stock for at least one (1) year, (ii) counting the shares surrendered as being sold upon the date the unlegended Certificates would be delivered to the Investor (or the Trading Day immediately following if such date is not a Trading Day), the Investor will not have sold more than the greater of (a) one percent (1%) of the total number of outstanding shares of Common Stock or (b) the average weekly trading volume of the Common Stock for the preceding four weeks during the three months ending upon such delivery date (or the Trading Day immediately following if such date is not a Trading Day),
(iii) the Investor has complied with the manner of sale and notice requirements of Rule 144 under the Securities Act, and (iv) there is available current public information with respect to the Company as required pursuant to Rule 144(c); or
(c)  	The Investor (or its permitted assignee) shall represent that it is permitted to dispose of such shares of Common Stock without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act.
In the case of subparagraphs (b) or (c), the Transfer Agent shall be entitled to require an opinion of counsel to the Company or from counsel to the Investor (which opinion shall be from an attorney or law firm reasonably acceptable to the Transfer Agent and be in form and substance reasonably acceptable to the Transfer Agent). Any advice, notice, or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the Transfer Agent's facsimile number of  (303)984-4110.
2.  	MECHANICS OF DELIVERY OF CERTIFICATES REPRESENTING COMMON STOCK
In connection with the issuance of the Phase II Shares or the exercise of Warrants pursuant to which the Investor acquires Common Stock under the Agreement, the Transfer Agent is hereby instructed to deliver to the Investor, certificates representing Common Stock (with or without the Legend, as appropriate) within two (2) Trading Days of receipt by the Transfer Agent of a copy of a written authorization from an officer of the Company (in the case of the Phase II Shares) or of the Notice of Exercise (in the case of the Warrant) from the Investor, and to deliver such certificates to the Investor, in the case of original issuance, and in the case of subsequent transfer, if the Transfer Agent is able to deliver such Common Stock to the Investor's account pursuant to the DWAC system of the Depository Trust Company, the Transfer
Agent shall make delivery pursuant to such system and provide the Investor with confirmation thereof in lieu of such Common Stock certificates.
3.  	FEES OF TRANSFER AGENT; INDEMNIFICATION
The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the
Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with these instructions, other than as a result of the Transfer Agent's gross negligence or willful misconduct.
4.  	THIRD PARTY BENEFICIARY
The Company and the Transfer Agent acknowledge and agree that the Investor is an express third party beneficiary of these instructions and shall be entitled to rely upon, and enforce, the provisions thereof.

INNOVO GROUP, INC.

By:  /s/ Samuel J. Furrow, Jr.
    --------------------------

Name: Samuel J. Furrow, Jr.

Its:  COO

Exhibit 10.70

                               SCHEDULE H
                          Disclosure Schedule


                           INNOVO GROUP INC.
                          DISCLOSURE SCHEDULE


5.2.  Authority, Shareholder Approval

The Company has 7,314,801 shares outstanding as of July 25, 2000. The Company has 15,000,000 authorized as of this date. Due to the fact that the Members will, in aggregate, be receiving more than 20% of the Company's outstanding stock as of the date of issuance, shareholder approval will be required to issue any amount exceeding the 20% threshold.

5.2	Authority, Shares Reserved for Warrants

As noted above, the Company is authorized to issue 15,000,000 shares. The Company currently does not have enough shares authorized to reserve for the shares to be issued pursuant to the Warrants. In addition under rules of the NASDAQ. some of the shares to be issued under the Agreement may not be issued until additional stockholder approval is obtained. The Company will seek to obtain at the next shareholder meeting (i) shareholder authorization for the Company to issue a sufficient number of shares to fulfill its obligations under the Warrants, and (ii). Shareholder approval required to comply with the requirements of NASDAQ.

5.3	Capitalization, Registration Rights

Certain individuals and entities who have purchased the Company's stock in a private placement as required under this transaction do have demand and piggy-back registration rights. These shareholders will be registering their shares on the S-3 filed following the closing of this transaction.

5.4	Common Stock, Compliance with Exchange Act Requirements

The Company failed to deliver proxy statements with the requisite Officer and Director compensation disclosure schedule within the 60 days following the filing of its 10-K. The Company has since filed an amended 10-K. The SEC has granted the Company a 60 day waiver in regards to the filing of an S-3. As of June 7, 2000 the Company contacted the SEC and since has been granted an extension until August 25, 2000.

5.4  Common Stock, Nasdaq Non-Compliance Letter

The Company has received a letter from NASDAQ dated March 15, 2000 regarding its continued listing on the SmallCap Market. The letter noted that the Company is out of compliance with the marketplace rules and that the Company must submit to NASDAQ its plan for achieving compliance with the rules. On March 24, 2000 the Company sent Nasdaq a plan to bring the Company back into compliance with the NASDAQ listing requirements. On May 22, 2000, the Company was informed that the Nasdaq Staff would not accept the Company's plan. The Company appeared before the Nasdaq listing qualifications panel on June 22, 2000 and was notified on July 19, 2000 that an extension had been granted which will result in the Company remaining listed on the Nadaq SmallCap Market in the event the Company
is able to comply with the requirements set forth by Nasdaq.    Attached as
Exhibit A is a copy of the May 22, 2000 letter received from Nasdaq and the July 19, 2000 extension notice.

5.9  Material Adverse Change, NPII

Due to continued faltering financial performance, the Company has determined to shut down the Nasco Products International, Inc ("NPII") subsidiary. The current orders in process will be completed and samples will be sold. Based on a review of NPII's licenses, $131,500 is owed to various professional leagues for guaranteed royalties. The Company believes that only $80,000 of those guarantees will be paid after negotiations with the leagues. An $80,000 expense has been recorded in the fiscal 2000 budget for the guarantees. The Company also owes approximately $65,000 in past due earned royalties that have been recorded in previous periods that will need to be paid at the closure of NPII. The Company believes that no other accruals or expenses will be incurred in connection with closing of NPII.

Innovo Group Inc. is a guarantor on the NHL international license. The Company has negotiated a $10,000 payment and a donation of bags costing $4,000 to satisfy the royalty guarantee under the NHL license. These amounts are included in the $80,000 expense noted above. No other obligations of NPII are guaranteed by Innovo Group Inc.

5.9  Material Adverse Change,  Inventory

The Company maintains an inventory of licensed finished goods at its Knoxville, TN warehouse. The Company anticipates liquidating this inventory during the third and fourth quarter of 2000. A $400,000 write-down of inventory has been recorded in the Company's fiscal year 2000 third quarter financial records to account for anticipated losses on the sale of this inventory.

Furthermore, the Company anticipates using its current inventory of raw materials in the Company's future production processes. If the Company is unable to effectively integrate the usage of these raw materials, the Company could be required decrease the book value of these raw materials.

5.9  Material Adverse Change, GE Capital

A tenant at the Company's Springfield location has a month to month lease and has informed the Company of its intent to vacate the facility as if June 1, 2000. It is anticipated that the Company will be able to find a new tenant within a reasonable period of time.

5.9  Material Adverse Change, Numerous Outstanding Operational Debts

The Company has historically had insufficient cash flow to satisfy all of its outstanding trade debts. Due to the inadequate cash flow, the Company has accumulated significant amounts of payables to its current suppliers that are more than sixty days past due. In some cases, the Company's vendors have turned accounts over to collection agencies. The Company feels that through the use of long-term payout periods and negotiation, litigation can be avoided on most, if not all, of these accounts. Future operational cash flows should be sufficient to meet these payment plans.

Listed below, as of July 31, 2000 are the vendors with material balances with whom the Company has been able to negotiate long term payment plans.


                               Outstanding       Periodic        Payment
Vendor                           Amount          Payment          Cycle
------                         -----------       --------        -------
International Dry Goods        $18,000           $3,000          Weekly
Claredon Textiles              $10,000           $1,400          Weekly
Tape Craft                     $10,000           $1,134          Weekly
BDO Seidman                    $60,000           $3,000          Weekly
Sims, Moss, Kline & Davis      $34,000           $3,000          Weekly
Brainard Communications        $ 9,000           $1,000          Weekly

5.9  Material Adverse Change, Equipment from Red Boiling Springs

During the third quarter of 1999, a facility that the Company leased in Red Boiling Springs, Tennessee was destroyed by a fire. The company's insurance covered the building, but due to the deductible on the policy, no claim was made for the equipment that was housed in the facility. The Company did not own the equipment and may be liable to the owners for its loss. The estimated replacement cost of the destroyed equipment is approximately $40,000. The Company may be able to reduce its potential liability by providing the owners of the equipment with replacements from the Company's excess equipment.

5.9 Material Adverse Change, Potential Breaches of Covenants

The Company has entered into several contracts that have covenants regarding a change of control or a change in management. Due to the fact that the proposed transaction will likely result in a change in control, the Company believes it is noteworthy to include a list of the contracts which it believes could potentially be violated. Those contracts are as follows:

  MLB Domestic license
 	NHL Domestic license
 	UCLA license
 	UC Berkley license
 	USC license
 	Commerce Capital note agreement (the Company has received a waiver from Commerce Capital which is attached as Exhibit B along with the note itself)
  Action Performance production agreement and license

All other license agreements are attached as Exhibit C.

5.12  Litigation, Thimble Square

The Company's (Innovo, Inc. and its Thimble Square subsidiary) is currently being sued by the American Apparel Contractors Association Workers' Compensation Self-Insured Fund for $13,452.84 in assessed charges from 1997 and 1998. Attached as Exhibit D is a copy of the claim against the Company.

5.12	 Litigation, Wayne Copelin

During October 1999, the Company received notice of an unfavorable ruling in a case with a former employee. The Court ruled that the Company must pay the plaintiff, Wayne Copelin, $100,000 plus accrued interest. The entire liability to Mr. Copelin was approximately $156,000 which has been accrued for on the Company's books. The Company entered into talks with Mr. Copelin in order to determine a payment schedule and both parties agreed to a weekly payment of $10,000 in order to satisfy the debt. The current outstanding balance on this debt is $0, however, the Company is yet to receive a document acknowledging payment in full.

5.12 Litigation, Tom Jackson

On December, 2 1997, prior management entered into a service agreement with Tom Jackson & Associates, Inc whereas Tom Jackson was to provide investor relation and marketing services to the Company. On February 9, 1998, the Company canceled the contract between the two parties as a result of Tom Jackson's non-performance. According to the terms of the contract, the Company was to issue $5,000 and an option to purchase 100,000 (10,000 post 10-for-1 reverse) shares of Company common stock at $.31 ($3.10 post 10-for-1 reverse) per share. The Company also was supposed to pay for the services rendered each month via the issuance of 15,000 (1,500 post 10-for-1 reverse) shares per month.

The Company made the $5,000 payment and issued the option for 100,000. The Company did not however issue 15,000 shares per month due to the fact that Tom Jackson was not rendering services that the Company believed were adequate.

Tom Jackson has asserted that the Company owes them 50,000 shares for the 3.3 months prior to the contract being canceled). Tom Jackson is now aware of the reverse split and understands that the shares that are potentially owed are much lower than previously claimed. If the Company did and or does owe them any shares, it would be 5,000 rather than 50,000 due to the reverse split.

Tom Jackson claimed that their damages are not expected to exceed $300,000, however, the Company has discussed the issue with principals of Tom Jackson and have reached an agreement to settle the claim for $30,362. The Company has paid $7,500 on the settlement amount and will continue to pay weekly until the settlement has been paid off. The Company has received a release document and the plaintiffs has ceased the legal proceedings. Attached as Exhibit E is release documentation in regards to the issue.


5.12  Litigation, Dismissal of Bill Moore

Pursuant to the terms of the Letter of Intent executed between the Company and Azteca, the Company has released its V.P. of Retail Sales, Bill Moore. The Company has been informed by a third party that Mr. Moore has contacted an attorney located in Knoxville about the possibility of filing a lawsuit against the Company. The third party further informed the Company that the attorney contacted by Mr. Moore did not believe that he had a legitimate case.

The Company does not and did not have a written contract with Mr. Moore.
Mr. Moore was an employee-at-will. He was entitled to an option to buy 1000 shares of the Company's stock at $1.25 for every month he worked for the Company. Mr. Moore worked for the Company for three months and the Company
has issued him an option to purchase 3000 shares at $1.25.   The Company has
also paid Mr. Moore all monies owed to him as an employee and all out-of pocket-expensed owed to Mr. Moore. In the event that Mr. Moore does file a lawsuit against the Company, the Company does not believe that he has any grounds on which to bring a successful claim.

5.12 Litigation, Michael Tedesco

In December 1991, a former employee filed suit against the Company, Patricia Anderson-Lasko and others alleging breach of an employment agreement and conversion of his interest in certain property rights (Michael J. Tedesco v. Innovo, Inc.., et al., Case No. 91-64033, District Court of Harris County, Texas, 164th Judicial Circuit). Following an appeal and a second trial, a final judgment was rendered against Innovo for $194,045.62 on August 17, 1998. Thereafter, 20,000 shares of Common Stock which has been held in the registry of the court, as security during the appeal and subsequent trial, were released to the plaintiff. The Company does not know whether the stock has been sold. If the sale of that stock does not generate sufficient net proceeds to pay the judgment, then Innovo will be liable for any shortfall.


5.12  Litigation, Stella Pace Potential Litigation

The Company entered into a distribution agreement with and a letter of intent for the acquisition of Zoe Metro, Inc. (d.b.a. Stella Pace), a fashion accessories company located in New York City. Upon the mutual agreement of the parties, the companies did not close the transaction. Innovo has performed under the terms of a distribution agreement executed in connection with that transaction and returned all goods to Stella Pace The distribution agreement expired on June 30, 2000 and the Company is currently reconciling its records in order to terminate its obligations under the distribution agreement. According to the terms of the distribution agreement, the Company believes that upon reconciliation, the Company will be required to reimburse Stella
Pace approximately $25,000. The distribution agreement is attached as Exhibit F.

5.12  Litigation,  MBS Computer Programmers

 During November and December of 1999, the Company purchased new computer software and hardware to run all aspects of the Company's business. The software manufacturer was hired to convert the information from the existing computer software to the new system. This conversion of data has not been completed due to a lack of resources allocated by the software manufacturer. The Company had outstanding invoices with the software company for over $15,000 but both parties agreed that the Company should only be responsible for $6,643 of the outstanding invoiced amount. The Company has paid such amounts and has reestablished a good working relationship with the software company.

5.12 Litigation, R-Five, Z-Tex

	During 1997 through 1999, the Company used R-Five, Z-Tex (Z-Tex) as a significant supplier of fabric material. During that period of time, the Company became behind in their payments. During litigation over the outstanding amount that was in excess of $100,000, the Company agreed to pay Z-Tex up front for all new orders plus an additional 10% of the order to be applied to the old balance. In addition to the 10%, the Company was to pay Z-Tex $10,000 per month on the outstanding balance. At the end of 1999, the outstanding balance was paid-off.

During the first quarter of 2000, the Company was contacted by a collection agency hired by Z-Tex to collect approximately $36,000 in outstanding invoices. The Company was able to produce evidence that all outstanding monies had been paid to Z-Tex. Based on the information presented to them, the collection agency stopped collection activity. On July 28, 2000 the Company received a letter from Z-Tex's corporate attorney requesting payment of the $36,000. The Company has contacted Z-Tex's attorney and feels that no liability exists. The Company has requested the invoices that make up the claimed outstanding balance and believes that the Company will be able to prove that all outstanding invoices have been paid.

5.16	(a) 1999 IRS Taxes

The Company field for an extension in regards to its 1999 federal income taxes. On July 29, 2000, the Company filed its Federal income tax return for 1999.

5.16(a) Springfield Property Taxes

The Company has not paid real and personal property taxes on its facility in Springfield, TN since 1991. The total estimated liability for the back taxes as of the end of fiscal 2000 is approximately $300,000. $209,000 was accrued on the November 30, 1999 financial statements and the Company will have accrued a total of $300,000 as of the end of fiscal 2000. In March, 2000, the Company met with the County Property Assessor in an attempt to have the assessed value of the property reduced. The County agreed to reduce the real estate appraised value to approximately $975,000 for 1999. This agreement has not received final County approval but the Company believes that the reduction in assessed value will be approved.

As of the end of fiscal 2000, the Company will have allocated approximately $50,000 of the $300,000 property tax accrual for personal property taxes. The personal property tax status is inactive in Robertson County as of the end of 1998. The Company met with the County trustee in the fall of 1998, and the trustee verbally informed the Company that Robertson County would not pursue the collection of these taxes. The Company is currently filing personal property tax returns in Knox County, Tennessee.

5.16(a) 1996 W-2's

In November 1999, the Company received a notice from the IRS that the Company had been assessed a civil penalty totaling approximately $273,000 for failure to file W-2's with the IRS for the tax year ended 12/31/96. Based on discussions with the IRS, the Company was informed that the penalty would be waived if the W-2's were submitted. The Company located the W-2's for 1996 and sent them to the IRS. The Company received confirmation on March 6, 2000 that the W-2's had been received. Attached as Exhibit G is a letter from the IRS stating that the penalty has been removed.

5.16(a) 1998 Form 940 for Thimble Square

During March 2000, the Company received a notice from the IRS for taxes due on
the 1998 form 940 for Thimble Square.   The Company contacted the IRS and
learned that this amount was charged due to understatement of taxes noted on the Form 940 for 1998. Upon review of the 1998 Form 940, the Company determined that an error had been made on the Form that overstated our tax liability. The Form 940 was amended and sent to the IRS during March 2000. Attached as Exhibit H is a copy of the relevant 940 forms.

5.16(b) 1991 Federal Tax Audit

In November, 1999, the Company received a notice from the Internal Revenue Service ("IRS") asserting deficiencies in federal corporate income taxes for the Company's 1991 tax year. The total tax proposed by the IRS amounted to approximately $5.5 million plus interest. The Company has met with the IRS in an attempt to resolve the issues in question. Pursuant to the meeting, the Company agreed to an adjustment of approximately $2,000,000 to its 1991 taxable income with the Company's 1992 NOL's being offset against this adjustment. The Company agreed to this due to the fact that the IRS informed the Company that there would be "no cash impact" to the Company.

Around June 8, 2000, the Company was informed by the IRS that the Company may be responsible for the interest associated with this adjustment and this amount should total approximately $105,000. The Company has since been informed from the IRS that the interest component should be approximately $70,000, however, the IRS now asserting that there is an alternative minimum tax of approximately $80,000 that the Company will be responsible for.

The Company informed the IRS that it will not agree to this charge because the Company agreed to the adjustment based on the representations by the IRS that their would be "no cash impact" to the Company and because the Company believes that it has meritorious legal defenses to the $2,000,000 adjustment. If the IRS will not agree to a zero adjustment or if they will not agree to waive the interest component, the Company will appeal the $2,000,000 adjustment. This would be the only issue brought before the appeals panel due to the fact the other proposed adjustments totaling approximately $14,000,000 have been resolved with the IRS. The Company believes that the ultimate resolution of this matter will not have a material effect on the Company's financial statements. Attached as Exibit I is a BDO memorandum for additional discussion in regards to the issue.

5.17  Property, Status of Good Deal Mall

The Company's Good Deal Mall facility located south of West Palm Beach, Florida, is currently not leased. The Company entered into a lease in the 4th quarter of 1999, but the tenant has since gone out of business. The facility currently is being occupied by an individual who is monitoring the facility and serving food out of the restaurant portion of the building. The Company has informed the individual that the Company will be taking over possession of the building on August 1, 2000 and that the individual shall vacate the premises by such date.

5.17	   Property, Condition of Real Property

The properties that are located in Springfield, Tennessee and Lake Worth, Florida will require continuing maintenance as those facilities are prepared for lease. The Springfield facility will need to be cleaned and have roof repairs performed. The Lake Worth facility will require roofing and air conditioner repair.

5.18	   Property, Outstanding Rent owed to Sam Furrow

As of the beginning of June, the Company owes Levis' Place, a company owned by Sam Furrow, net rent of approximately $44,000. This rent is for the Knoxville manufacturing facility. The Company will be responsible for payment of back rent. The Company shall cancel the lease for the Knoxville premises as of
July 1, 2000.   The Company shall not be responsible for rent after
July 1, 2000.

5.18  Intellectual Property, Licenses (Domestic and International)

The Company is currently reviewing each of the licenses that it maintains and the business generated and the royalties paid with respect to each license. Based on the result of this review significant changes could be made in the near future in the number of licenses that the Company maintains as well as the royalties paid under each license.

5.19  Internal Controls and Procedures, Computer System

The Company installed new hardware and software during the fourth quarter of 1999 in an effort to solve the potential computer problems posed by the date rollover to the year 2000. As of the June 7, 2000, the conversion of all functions to the new computer system has not been completed. The costs and time to complete the conversion are unknown at this time.

The Company has taken steps to maintain its business and accounting records, but the failure to date and the status of the software conversion going forward to complete could cause errors in the financial records of the Company. The Company is currently addressing its accounts receivable and inventory evaluations in an attempt to verify the accuracy of the information. Due to the conversion complications, the Company can not guarantee the accuracy of its accounts receivable and inventory levels.

5.23(a) Employment and Benefit Matters,  Employment Agreements

The Company currently owes monies to two former employees, Dan Page and Kirk Miller, pursuant to the terms of their former employment agreements. The Company owes Page $23,750 and Miller $22,585. The amount owed to Miller has been accrued on the Company's financial records but the amount owed to Page has not been accrued.

5.24	Customers and Suppliers

Top Five Customers for the fiscal year ending November 30, 1999:
		National Car Rental			$2,950,093.50
 	Wal-Mart				          $2,799,652.07
		Kmart					            $  987,514.50
	 Michaels				          $  745,352.61
 	Jo-Annes Stores			    $  491,054.92

Top Five Vendors for year ended November 30, 1999:

	Schott International Inc.		      $419,066.33
	Rochelle Fabrics			              $213,609.76
	International Dry Goods		        $137,163.28
	Claredon Textiles			             $123,064.48
	Dunn Manufacturing			            $102,938.79

Exhibit 10.71

                         Furrow Group Transactions

                               	AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into this 11th day of August, 2000, by and among Innovo Group Inc., a Delaware corporation (the "Issuer"), whose principal address is 1808 North Cherry St., Knoxville, TN, 37917, Samuel J. Furrow, Sr. (the "Transferor") and Samuel J. Furrow, Jr. (the "Purchaser").

                               	WHEREAS:

WHEREAS, the Issuer is currently indebted to the Transferor under for loan advances in an aggregate amount which exceeds $500,000 ("Notes Receivable");

WHEREAS, the Transferor wishes to transfer Notes Receivable having an aggregate unpaid principal balance of $500,000 to Purchaser in consideration of a promissory note in the amount of $500,000 payable from Purchaser to Transferor ("Purchaser Note") bearing interest at the rate of 10% per annum, on such payment terms and secured as provided herein;

WHEREAS, the Purchaser consents to the transfer and assignment of Notes Receivable having an aggregate unpaid principal balance of $500,000 to Purchaser ("Transferred Notes") and Issuer acknowledges the validity of the indebtedness represented by such the Transferred Notes;

WHEREAS, Purchaser is willing to convert the Transferred Notes into common stock, par value $.10 per share, of the Issuer (the "Common Stock"), at a conversion price of $1.10 per share coupled with warrants to purchase 750,000 shares of Common Stock at $2.10 per share exercisable for three years from the date of issuance and Issuer wishes to convert the Transferred Notes on those terms;

WHEREAS, the Issuer agrees to issue 454,545 shares of Common Stock (the "Shares") and warrants to purchase 750,000 shares of Common Stock at $2.10 per share exercisable for three years from the date of conversion ("Warrants") to Purchaser and Purchaser agrees to purchase the Shares in exchange for the satisfaction of $500,000 of indebtedness ("Purchase Price") represented by the Transferred Notes;

NOW THEREFORE, the Issuer and the Purchaser hereby agree as follows:

1.	THE TRANSACTIONS.

	1.1	Transfer of $500,000 of Notes Receivable.  Transferor hereby sells, assigns and transfers to Purchaser the Transferred Notes which shall be comprised of
Notes receivable having an aggregate unpaid principal balance of $500,000 as itemized on Schedule 1.1 attached hereto and incorporated herein by this reference.  Issuer hereby agrees to issue such new promissory notes to
Transferor and Purchaser as are necessary or appropriate to facilitate the transfer of the Transferred Notes, such new notes to be on the same terms and conditions as the Notes Receivable prior to the transfer.

	1.2	Issuance of Purchaser Note.	Purchaser shall issue the Purchaser Note to
Transferor in payment for the Transferred Notes, the Purchaser Note being a promissory note of even date herewith in the principal amount of $500,000 and bearing interest at the rate of ten (10%) percent per annum.  The Transferred
Notes are to be converted into Shares as provided herein.  The Purchaser Note shall be payable in one lump sum of principal and interest on the earlier to occur of the fifth anniversary of the date of the Purchaser Note or as provided in the Pledge Agreement securing the Purchaser Note.  The Purchaser Note shall be secured by a pledge agreement assigning a security interest in the Shares to
Transferor ("Pledge Agreement").  The Pledge Agreement shall provide that upon the direction of Purchaser, all or part of the Shares may be sold, provided that all of the proceeds of each such sale are applied toward payment of the
Purchaser Note.  The Pledge Agreement shall also provide that an "Event of
Default" shall occur if an unpaid balance remains on the Purchaser Note after all of the Shares have been sold.

1.3	Purchase of Shares and Warrants.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 below, the Issuer shall sell and assign to the Purchaser and the Purchaser shall purchase from the Issuer at closing (the "Closing") the Shares and the Warrants free and clear of all liens and encumbrances for the Purchase Price.  The Purchaser acknowledges and agrees that the Issuer is limited in the number of Shares that it is permitted to issue without additional shareholder approval and as a result it may be required to reduce the number of Shares to be issued and sold hereunder, but such reduction, if any, is not expected to be material.

1.4	Closing Date.  The date of the Closing (the "Closing Date") shall be
August 11, 2000. The Closing shall occur on the Closing Date at the offices of the Issuer or at any other mutually agreeable location.

1.5	Form of Payment.  Simultaneously the issuance of the Shares and Warrants to
Purchaser on the Closing Date, the Purchase Price shall be paid by the payment and satisfaction of the transferred Notes.  At the Closing, (a) the Issuer shall deliver to the Purchaser certificates representing the Shares and the
Warrants with such stock transfers and powers of attorney duly executed on behalf of the Issuer in accordance with the Purchaser's written instructions and (b) Purchaser shall deliver to Issuer such evidence of payment and satisfaction of $500,000 of the Indebtedness as is reasonably required by
Issuer.

2.	RESTRICTED SECURITIES; SUBSEQUENT REGISTRATION.

2.1	Restrictions on Transfer.  The Shares are being issued in a transaction that is exempt from registration under Section 4(2) of the 1933 Act and Regulation D promulgated under the 1933 Act.  As a result, the Shares will constitute
"restricted securities" as that term is defined under the 1933 Act.  From and after their respective dates of issuance, none of the Shares shall be transferable except upon the conditions specified in this Section 2 which are intended to ensure compliance with the provisions of the 1933 Act in connection with the transfer of any Shares or any interest therein. Notwithstanding the above restriction, the Issuer consents to (i) the pledge or hypothecation of the Shares by the Purchaser to secure a loan or loans, (ii) the acquisition of such Shares by the lender at foreclosure sale, and (iii) the exercise by the lender, after acquiring ownership of the Shares through foreclosure sale, of any of the rights granted the Purchaser in Sections 2.5 and 2.6; provided, however, any sale of the Shares by the lender to a third party, whether by foreclosure sale or otherwise, shall be subject to the restrictions set forth in Sections 2.1, 2.2 and 2.3 and any exercise by the lender of Purchaser's rights under Sections 2.5 and 2.6 shall be subject to all of the terms and conditions of Sections 2.5, 2.6 and 2.7.

2.2	Restrictive Legends.  Each certificate for Shares issued to the Purchaser or to a subsequent transferee (except as a result of a transfer determined by
Issuer's counsel to be free from such restrictions) shall include a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY SECTION
4(2) OF THE 1933 ACT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF APPLICABLE STATES IN RELIANCE UPON APPLICABLE EXEMPTIONS
FROM REGISTRATION UNDER THE SECURITIES LAWS OF SUCH STATES. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY
NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED, NOR
WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY THE
COMPANY AS HAVING ANY INTEREST IN THESE SHARES, IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES
UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) COMPLIANCE WITH APPLICABLE EXEMPTIONS FROM REGISTRATION UNDER THE
1933 ACT AND APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY, IF IT DEEMS APPROPRIATE IN ITS SOLE DISCRETION, REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE OFFER, SALE, HYPOTHECATION OR TRANSFER OF THESE SHARES IS EXEMPT FROM
REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

2.3	Notice of Proposed Transfers.  Prior to any proposed transfer of the Shares other than a transfer (i) subject to an effective registration statement under the 1933 Act, (ii) to an affiliate of the Purchaser which is an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act, provided that any such transferee shall agree to be bound by the terms of this Agreement, and (iii) to be made in reliance on Rule 144 under the 1933 Act, the holder thereof shall give written notice to the Issuer of such holder's intention to effect such transfer, setting forth the manner and circumstances of the proposed transfer, which shall be accompanied by an opinion of counsel to the
Issuer, confirming that such transfer does not give rise to a violation of the
1933 Act, satisfactory representation letters in form and substance reasonably satisfactory to the Issuer to ensure compliance with the provisions of the 1933
Act and letters in form and substance reasonably satisfactory to the Issuer from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement.  Such proposed transfer may be effected only if the
Issuer shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Shares shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by the holder to the Issuer.

2.4	[Omitted].

2.5	Piggy-Back Registration Rights.  If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Issuer proposes to file with the SEC a registration statement relating to an offering for its own account or the account of others under any of the Securities Acts of any of its securities (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with any acquisition of an entity or business or equity securities issuable as compensation or in connection with a stock option or other Employee Benefit Plan), the Issuer shall promptly send to the Purchaser written notice of the Issuer's intention to file a registration statement and of the Purchaser's rights under this
Section 2.5. If within 20 days after receipt of such notice, the Purchaser shall so request in writing, the Issuer shall include in the registration statement all or any part of the Shares the Purchaser requests to be registered, subject to the priorities set forth in this Section 2.5.

2.6	Demand Registration Rights.  Upon demand by the Purchaser made no sooner than 90 days after the Closing Date, the Issuer will use its best efforts to file a registration statement or to include Purchaser in an existing registration statement for the offer and sale of the Shares by the Purchaser under the 1933 Act. The registration statement will be filed, amended or supplemented as soon as is reasonably practical following such demand, but in no event later than 45 days after such demand, unless delayed by the Purchaser. The Issuer shall seek to have such registration statement declared effective or to be effective as regards Purchaser's resales as soon after filing as is reasonably practicable. In the event that all of the Shares are not registered or sold under such registration statement, the Purchaser will be entitled to demand that the Issuer use its best efforts to file a second registration statement for the offer and sale of such remaining Shares by the Purchaser under the 1933 Act. The second demand shall be subject to the same timetable as the initial demand.

2.7	Other Agreements Respecting Registration of Shares.  In connection with the filing of a registration statement by the Issuer which covers any of the Shares, the parties agree that:

(a)	Unless the offering is an underwritten offering, the Issuer will use its best efforts to maintain the effectiveness of such registration statement for at least nine months following the effective date thereof, and from time to time will amend or supplement such registration statement during such nine month period to the extent necessary to comply with the 1933 Act.

(b)	As and when the Issuer files a registration statement with respect to any of the Shares, the Purchaser and the Issuer will execute an agreement to cross-
indemnify one another, and will agree to contribute to the aggregate losses, claims, damages and liabilities to which they may become subject, on terms and conditions standard in the industry and negotiated by them in good faith, including, without limitation, standard limitations on the indemnification of selling stockholders in a secondary offering.

(c)	Whenever the Issuer is registering the offer and sale of any of the Shares, the Purchaser agrees to provide to the Issuer or its attorneys, promptly upon request, such information and materials regarding the Purchaser as shall be reasonably requested in order to effect the registration of the offer and sale of the Shares.

(d)	The Issuer shall bear all reasonable costs and expenses to be incurred in connection with any registration statement covering any of the Shares, including printing costs, the fees of the registrant's counsel and accountants, and SEC and NASD filing fees; however, the Issuer shall not be responsible for the fees and expenses of any counsel engaged by the Purchaser, or any underwriter engaged by the Purchaser, and shall not be responsible for the underwriters', brokers' or dealers' commissions, fees, expenses, discounts or other compensation attributable to the offer or sale of any of the shares of the Purchaser.

(e)	If the offering in connection with which the Purchaser demands piggy-back registration rights is an underwritten offering, then the Purchaser shall, unless otherwise agreed by the Issuer, offer and sell such Shares in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of common stock included in the underwritten offering. If the registration is to be an underwritten public offering for the account of the Issuer and the managing underwriter(s) advise the Issuer in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of common stock which may be included in the registration statement is necessary to facilitate and not adversely affect the proposed offering, then the Issuer shall include in such registration, pro rata, up to the limitation imposed by the managing underwriter(s): (i) first, up to the full amount of securities the Issuer proposes to sell for its own account, (ii) second, up to the full amount of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the registration statement by reason of the exercise of demand registration rights, and (iii) third, the securities requested to be registered by other holders of securities (including securities requested to be registered by the Purchaser under this Section 2.5) pursuant to piggy-back registration rights, pro rata based on the number of securities requested to be included in the registration.

(f)	The Issuer shall not be obligated to register the offer and sale of any of the Shares if, at the time of the demand or request for registration or at the time thereafter up to the time of the filing of the registration statement, there has been any default or breach by the Purchaser in the terms of this Agreement.

3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser represents as follows:

3.1	Authority.  The Purchaser has the full power and authority to enter into this Agreement and has taken all action or will use its best efforts to take all action, corporate and otherwise, necessary to authorize the execution, delivery and performance of this Agreement, the completion of the transaction contemplated hereby and the execution and delivery by it of any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement.

3.2	Consents.  No consent or approval of any court, governmental agency or other public authority, or of any other person, corporation or entity with any actual or alleged interest is required as a condition to (i) the validity or enforceability of this Agreement or any other instruments to be executed by the
Purchaser to effectuate this Agreement, or (ii) the completion or validity of any of the transactions contemplated by this Agreement except as provided in section 2.1 above.

This Agreement has been properly executed and delivered by the Purchaser and constitutes a valid and legally binding agreement which is enforceable against it in accordance with its terms.

3.3	Commissions.  No fees or commissions are payable by the Purchaser by virtue of or in connection with the transaction contemplated by this Agreement.

3.4	Investment Intent.  The Purchaser is purchasing the Shares for its own account, with the intention of holding such Shares for investment and not with the intention of immediately participating, directly or indirectly, in any resale or distribution of the Shares.

3.5	Issuer Materials.  The Purchaser has received and carefully reviewed the
Issuer's Annual Report on Form 10-K for the years ended November 30, 1999 and November 30, 1998, and its Quarterly Report on Form 10-Q for the periods ended February 29, 2000, the Company's Current Reports on Form 8-K dated
September 15, 1998 (regarding the Company's reverse one-for-ten stock split effective September 11, 1998), October 15, 1998 (regarding, the Company's agreement to dispose of the Thimble Square business), October 15, 1998 (regarding the Company's relocation to Knoxville, Tennessee), October 22, 1998 (regarding the Company's satisfaction at that time of the tangible net worth requirements for listing on the Nasdaq SmallCap Market), October 22, 1998 (regarding the sale of 599,000 shares of common stock for aggregate consideration of $1,798,000), and November 3, 1998 (regarding the effect on the Company's net tangible at the time of the sale of common stock for aggregate proceeds of $1,798,000), and the statement of "Risk Factors" (attached hereto as Schedule 3.5) (collectively, the "Issuer Materials") and such additional Issuer records and information regarding historical and proposed operations as the Purchaser or the Purchaser's advisers have requested. The Purchaser further understands that the information provided by the Issuer to the Purchaser was compiled by the Issuer and has not been independently reviewed or verified in any manner. The Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Issuer concerning the Issuer and all such questions, if any, have been answered to the full satisfaction of the Purchaser. Except as set forth in the Issuer Materials and the representations and warranties set forth in this Agreement, no representations or warranties have been made to the Purchaser by the Issuer or any agent, employee or affiliate of the Issuer, and the Purchaser has relied only on the Issuer Materials and the results of its own investigation in deciding to acquire the Shares and no information acquired from the Purchaser's own investigation contradicts the Issuer Materials in any material respect. The Purchaser understands that its investment in the Shares is a speculative investment which involves a high degree of risk and that the entire investment in the Shares could be lost.
In addition to its review of the Issuer Materials, the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Shares.

3.6	Accredited Investors.  The Purchaser (or each of its shareholders) is an
"accredited investor" as that term is defined in Regulation D under the 1933
Act and the Purchaser has (i) such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares, (ii) had such risk explained to it and has determined that such investment is suitable in view of its financial circumstances and available investment opportunities, (iii) sufficient net worth and income to bear the economic risk of losing this entire investment, and (iv) no current need for liquidity of the investment and no reason to anticipate any change in its financial circumstances which may cause or require any sale, transfer or other distribution of the Shares.

3.7	Reliance.  The Purchaser understand that the Shares are being issued to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares. The Purchaser further understands that the issuance of the Shares will not have been the subject of a registration statement filed under the 1933 Act, and as a result will be "restricted securities" as that term is defined under the 1933 Act. Accordingly, the Shares may not be resold, in whole or in part, unless they are the subject of registration under the 1933 Act and any applicable state securities laws, or there is available an exemption from such registration. A legend, as set forth in Section 2.2 of this Agreement, will be placed on any certificate or certificates representing the Shares.

3.8	Reporting Requirements.  The Purchaser understands that it may become subject to the reporting requirements under Section 13 of the Securities Exchange Act of 1934 ("the 1934 Act") and of Regulation 13(d) promulgated thereunder if its "beneficial ownership" exceeds 5% of the outstanding shares of common stock. The Purchaser understands that it is responsible for determining what reports, if any, must be filed by it under Section 13 of the 1934 Act, including, but not limited to, Schedule 13D, and to obtain such legal or other professional advice, at its cost and expense, as it may desire or require, and to prepare or have prepared for it, at its cost and expense, such report or reports as may be required of it under Section 13. The Purchaser understands that the Issuer assumes no responsibility for the reporting by the Purchaser under Section 13; provided, however, that merely as an accommodation, and without assuming any responsibility for Section 13 reporting by the Purchaser, the Issuer will, with respect to any report which must be filed through the Securities and Exchange Commission Electronic Data Gathering and Retrieval ("EDGAR") system, upon the receipt from the Purchaser of such report prepared in WordPerfect 6.1 or a computer word processing language convertible into WordPerfect 6.1 together with such identifying codes or passwords as may be required, convert any such report to the language required for reports filed through the EDGAR system and transmit such report to the EDGAR system.

3.9	No Governmental Review.  The Purchaser understands that no federal or state agency or any other government or governmental authority has reviewed, approved or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor has any such authority passed upon or endorsed the merits of the offering of the Shares.

3.10	Own Funds.  The Purchaser represents that the funds paid for its investment in the Shares will be the Purchaser's own funds and the Shares are being acquired solely for the Purchaser's own account.

3.11	No General Solicitation.  The Purchaser has at no time been solicited with respect to investment in the Shares by any public promotional meeting, or newspaper, magazine, radio, or television advertisement, or any other form of general solicitation or general advertising.


4.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents as follows:

4.1	Compliance with Reporting Requirements.  The Issuer is a reporting company under the 1934 Act. The Issuer is in full compliance, to the extent applicable, with all reporting obligations under either Section 13(a) or 15(d) of the 1934 Act. Common Stock of the Issuer is registered pursuant to Section 12 of the Exchange Act and such stock is traded on the NASDAQ Small Cap Market.

4.2	Authorization of Shares.  Upon issuance hereunder, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

4.3	Corporate Standing.  The Issuer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Issuer has full power and authority to carry on its business as it is now being conducted and to own its assets. The Issuer is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires it to be so qualified and where the failure so to qualify would have a material adverse affect on the business of the Issuer. The execution, delivery and performance of this Agreement by the Issuer does not, and the consummation of the transactions contemplated hereby will not (i) violate or result in a breach of any provisions of the Issuer's Articles of Incorporation or Bylaws,
(ii) conflict with, or result in a breach or termination of, or constitute a default under, any material lease, agreement, commitment or other instrument, or any material order, judgment or decree, to which the Issuer is a party or is bound or by which the Issuer's assets are affected, or (iii) constitute a violation of any law, regulation, rule or ordinance applicable to the Issuer.

4.4	Authorized and Outstanding Shares.  The authorized capital stock of the
Issuer is 7 million shares of common stock. As of the date hereof, there are approximately 6,299,032 shares outstanding, and there are warrants outstanding for the purchase of approximately 770,400 shares of common stock. Except as set forth in this Agreement or as disclosed in the Issuer Materials, there is not outstanding, nor is the Issuer bound by, any subscriptions, options, preemptive rights, warrants, calls, commitments, synthetic stock, or agreements or rights of any character requiring the Issuer to issue, or entitling any person or entity to acquire, any additional shares of capital stock or any other equity security of the Issuer, including any right of conversion or exchange under any outstanding security or other instrument, and the Issuer is not obligated to issue or transfer any shares of its capital stock for any purpose. There are not outstanding obligations of the Issuer to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Issuer.

4.5	Authority.  The Issuer has full power and authority to enter into this
Agreement and has taken all action, corporate and otherwise, necessary to authorize (i) the execution, delivery and performance of this Agreement and all ancillary agreements to be executed, delivered and performed by the Issuer in connection therewith, and (ii) the completion of the transaction contemplated hereby and the execution and delivery on behalf of the Issuer of any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and all ancillary agreements to be executed, delivered and performed by the Issuer in connection therewith. Upon delivery of the Shares, and the payment therefor, title to the Shares will pass to the Purchaser free and clear of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever except for the restrictions set forth in Section 2 of this Agreement and the obligations of the Purchaser hereunder.

4.6	No Governmental Consents.  No consent or approval of any court, governmental agency or other public authority, or of any other person, corporation or entity with any actual or alleged interest in the Issuer is required as a condition to
(i) the validity or enforceability of this Agreement or of any other instruments to be executed by the Issuer to effectuate this Agreement, or (ii) the completion or validity of any of the transactions contemplated by this
Agreement. This Agreement and all ancillary agreements to be executed, delivered and performed by the Issuer in connection therewith, have been properly executed and delivered by the duly authorized officer of the Issuer, and constitute valid and legally binding obligations of the Issuer and are enforceable against the Issuer in accordance with their terms.

4.7	No Misrepresentations in Issuer Materials.

(a)	The disclosures in the Issuer Materials do not fail to disclose any material fact, the disclosure of which would be necessary to make the required statements contained therein not misleading in the light of the circumstances under which they are disclosed.  Except as disclosed in the Issuer Materials, there has been no material adverse change in, material loss or destruction of, or material amount of damage to the financial condition or business of the Issuer, whether or not arising from transactions in the ordinary course of business.  The financial statements contained in the Issuer Materials present fairly the financial condition of the Issuer as of the respective dates and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The Issuer has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, which would materially and adversely affect the financial condition of the
Issuer, except and to the extent recorded or disclosed in the Issuer Materials.
No dividends are due or unpaid by the Issuer.

(b)	Except as set forth in the Issuer Materials, there are no actions at law or in equity, proceedings, governmental proceedings or investigations pending or threatened against the Issuer or against or with respect to the business or assets of the Issuer, and the Issuer is not in material default with respect to any decree, injunction or other order of any court or government authority.
The Issuer is in substantial compliance with all (and has not received any notice of any claimed violation of any) applicable federal, state, county or municipal laws, ordinances, and regulations.  There is no action at law or in equity, arbitration proceeding, governmental proceeding or investigation, or motion or request to any court, pending or threatened, against or with respect to the Issuer with respect to this Agreement or the transaction contemplated hereby and to the knowledge of the Issuer, no grounds exist for any such action, proceeding or investigation.

(c)	Except as set forth in the Issuer Materials, to the best knowledge of the
Issuer, there are no facts, developments or circumstances, existing or threatened, that are materially adverse to the assets, business, financial condition or future prospects of the Issuer.

4.8	No Commissions.  No fees or commissions are payable by the Issuer by virtue or in connection with the transaction contemplated by this Agreement.

5.	CONDITIONS TO THE OBLIGATION TO PURCHASE AND SELL.

5.1	Conditions to the Purchaser's Obligation.  The obligation of the Purchaser hereunder to purchase the Shares at the Closing is subject to the representations and warranties of the Issuer being true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at that time.

5.2	Conditions to the Issuer's Obligation.  The obligation of the Issuer hereunder to sell the Shares at the Closing is subject to the representations and warranties of the Purchaser being true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at that time.

6.	GOVERNING LAW; MISCELLANEOUS.

6.1.	Governing Law; Arbitration.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Tennessee applicable to agreements made and delivered within that state and without regard to any contrary "conflict of laws" principles. Any dispute or controversy between the parties arising in connection with this Agreement or the subject matter contemplated by this Agreement shall be resolved by arbitration before a three-member panel of the American Arbitration Association in accordance with the commercial arbitration rules of said forum and the Federal Arbitration Act, 9 U.S.C. 1, et seq., with the resulting award being final and conclusive. Said arbitrators shall be empowered to award all forms of relief and damaged claimed, including, but not limited to, attorney's fees, expenses of litigation and arbitration, exemplary damages, and prejudgment interest. Notwithstanding the foregoing, the Purchaser may at any time and at its option, whether or not an arbitration action is then pending, initiate a civil action for temporary and permanent injunctive and other equitable relief against the Issuer. The parties further agree that any arbitration action between them shall be heard in Nashville, Tennessee, and expressly consent to the jurisdiction and venue of the United States District Court for the Middle District of Tennessee, Nashville Division, for the adjudication of any civil action asserted pursuant to this section.

6.2.	Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four
(4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

6.3	Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

6.4	Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

6.5	Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Issuer, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Issuer nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

6.6	 Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Issuer:		Jay Furrow
               				Innovo Group Inc.
                   1808 North Cherry St.
                   Knoxville, TN  37917
                   Telephone:(865) 546-2244
                   Facsimile:  (865) 546-3377

With a copy to:		Jerry L. Sims, Esq.
                 Sims Moss Kline & Davis LLP
                 400 Northpark Town Center, Suite 310
                 1000 Abernathy Road, N.E.
                 Atlanta, Georgia 30328
                 Telephone:  (770) 481-7200
                 Facsimile:   (770) 481-7210



If to the Purchaser:		Sam Furrow
                  				1808 Cherry St.
                  				Knoxville, TN  37919
                  				Telephone:  (423) 546-1110
                  				Facsimile:    (423) 546-9277




Either party to this Agreement may change the addressee, address, and telephone and facsimile numbers to which notices hereunder shall be sent by giving the other party written notice, as provided herein, of the new addressee, address, telephone number or facsimile number, as the case may be.

6.7	Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns;
provided, however, the Purchaser may not assign its rights hereunder without the consent of the Issuer.

6.8	No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.9	Survival.  The representations and warranties of the Issuer and the
Purchaser shall survive the Closing.

6.10	Publicity.  The Issuer and the Purchaser shall have the right to review and approve any press releases or any other public statements with respect to the transactions contemplated hereby in advance of their release; provided, however, that the Issuer shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations.

6.11	Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.12	Termination.  In the event that the Closing shall not have occurred on or before the Closing Date due to the failure of any of the conditions to Closing, either party shall have the right to terminate this Agreement on or after the close of business on such date without any party having liability to any other party.

6.13	Finder.  Neither the Issuer nor the Purchaser has retained any broker or finder or will owe any fees relating to or arising out of the transactions contemplated hereby.

6.14	No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express its mutual intent, and no rules of strict construction will be applied against any party.

6.15	Stock Split or Reverse Stock Split.  In the event that the Shares are subject to a stock split or a reverse stock split, the number of Shares and the per share price shall be adjusted in proportion to the stock split or reverse stock split ratio, but the aggregate Purchase Price shall remain unchanged.

6.16	Merger.  This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

6.17	Governing Law.  The terms of this Agreement and interpretation thereof shall be governed by the laws of the State of Tennessee, without reference to conflicts of law principles.

IN WITNESS WHEREOF, the Issuer and the Purchaser have caused this Stock Sale Agreement to be duly executed as of the day and year first above written.

ISSUER:						                              PURCHASER:

Innovo Group Inc.                          /s/ Samuel J. Furrow, Jr.
                                           -------------------------
                                    							Samuel Jay Furrow, Jr.
By:/s/ Pat Anderson
   ----------------
  	Pat Anderson,
 	 President



                             	Schedule 1.3

                           Transferred Notes
                          Paid on Conversion

Note	       Principle	        Accrued	       Gross			        Balance post
Date 		      Balance	        Interest	      Balance		         Conversion
-----       ----------       --------       -------          ------------
12/27/99	   35,000.00 	      1,179.45 	     36,179.45 		         -0-
1/12/00 	  100,000.00        4,657.53 	    104,657.53 	          -0-
1/21/00  	 100,000.00        4,410.96 	    104,410.96 	          -0-
2/3/00	     80,000.00 	      3,243.84 	     83,243.84 		         -0-
2/17/00	    49,000.00 	      1,798.90 	     50,798.90 		         -0-
4/19/00	    50,000.00 	        986.30 	     50,986.30 		         -0-
5/15/00	   438,000.00        3,018.63 	    441,018.63		      371,295.61



                        SUMMARY CONSOLIDATED FINANCIAL DATA
                       (in thousands, except per share data)

The following table (including the notes thereto sets forth a summary of selected consolidated financial information for the Issuer. This summary of selected consolidated financial data is derived from and qualified in its entirety by reference to the consolidated financial statements and the notes thereto and should be read in conjunction therewith, as well as in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in the Issuer's Annual Report on Form 10-K and Quarterly Report on Form 10-Q which constitute exhibits hereto. Results of Operations for interim periods are not necessarily indicative of results to be expected for the full year.


                                                 Years Ended

                                       11/30/99   11/30/98  11/30/97
                                       --------   --------  --------
                                                   (000's)
Net Sales                              $ 10,837   $  6,790  $  7,901
Costs of Goods Sold                       6,252      4,493     5,303
                                       --------   --------  --------
Gross Profit                              4,585      2,297     2,598
Operating Expenses (3)                    5,688      4,203     4,007
                                       --------   --------  --------
Loss from Operations                     (1,103)    (1,906)   (1,009)
Interest Expense                           (517)      (503)     (657)
Other Income (Expense)                      280        142       337
                                       --------   --------  --------
Loss Before Income Taxes                 (1,340)    (2,267)   (1,729)
Income Taxes                                  0          0         0
                                       --------   --------  --------
Loss from Continuing
  Operations                             (1,340)    (2,267)   (1,729)
                                       --------   --------  --------
Discontinued Operations (1)                  (1)    (1,747)     (110)
Extraordinary Item (2)                        0          0       524
                                       --------   --------  --------
Net Loss                               $ (1,341)  $ (4,014) $ (1,315)
Loss per share from Continuing
  Operations                           $  (0.22)  $  (0.49) $  (0.50)
Weighted Average Shares
  Outstanding                             5,984      4,618     3,438

Balance Sheet Data:
Total Assets                           $  6,222   $  7,232  $  9,168
Long-Term Debt                            1,979      2,234     1,854
Stockholders' Equity                      1,730      1,722     3,791

2.   				The amounts for 1999, 1998 and 1997 represent the operations of Thimble
Square.  Thimble Square's operations were discontinued during the fourth fiscal quarter of 1998 and its assets have since been leased or sold.
3.	Represents gains (losses) from extinguishment of debt.
4.	Amount includes a $145,000 write down of long-term assets and a $293,000 write-off or a capital lease in 1999 and a $300,000 write down of long-term assets in 1998.


Exhibit 10.72



                          	STOCK SALE AGREEMENT


THIS STOCK SALE AGREEMENT (the "Agreement") is made and entered into as of the date set forth below by and between Innovo Group Inc., a Delaware corporation whose principal address is 1808 North Cherry St., Knoxville, TN, 37917 (the "Issuer"), and Sam Furrow, a resident of the State of Tennessee (the "Purchaser").

                                	WHEREAS:

WHEREAS, the Purchaser has assumed liabilities of the Issuer to First Independent Bank of Gallatin, Tennessee, in the principal amount of $350,000 and obtained its release therefrom and the Purchaser has loaned $650,000 to Issuer to facilitate the payment in full of the Issuer's obligations to Commerce Capital. LP, thereby creating an obligation of Issuer to Purchaser of $1,000,000 ("Indebtedness");

WHEREAS, Issuer desires to convert the Indebtedness into common stock, par value $.10 per share, of the Issuer (the "Common Stock") at a conversion price of $1.10 per share coupled with warrants to purchase 750,000 shares of Common
Stock at $2.10 per share exercisable for three years from the date of issuance ("Warrants") and Purchaser is willing to convert the Indebtedness on those terms;

WHEREAS, the Issuer agrees to issue 909,090 shares of Common Stock (the "Shares") and the Warrants to Purchaser and Purchaser agrees to purchase the Shares and Warrants in exchange for the payment and satisfaction of the Indebtedness ("Purchase Price");

NOW THEREFORE, the Issuer and the Purchaser hereby agree as follows:

1.	PURCHASE AND SALE OF SHARES.

1.1	Purchase of Shares.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 below, the Issuer shall sell and assign to the Purchaser and the Purchaser shall purchase from the Issuer at closing (the "Closing") the Shares and the Warrants free and clear of all liens and encumbrances for the Purchase Price. The Purchaser acknowledges and agrees that the Issuer is limited in the number of shares that it is permitted to issue without additional shareholder approval and as a result it may be required to reduce the number of Shares to be issued and sold hereunder, but such reduction, if any, is not expected to be material. Should the exact amount of the indebtedness be greater or less than $1,000,000, the number of Shares issued to Purchaser shall be adjusted up or down, so that the purchase price per share shall be $1.10; however, the number of warrants shall remain unchanged.

1.2	Closing Date.  The date of the Closing (the "Closing Date") shall be
August 10, 2000. The Closing shall occur on the Closing Date at the offices of the Issuer or at any other mutually agreeable location.

1.3	Form of Payment.  Upon the issuance of the Shares to Purchaser on the
Closing Date, the Purchase Price shall be paid by the payment and satisfaction of the Indebtedness. At the Closing, (a) the Issuer shall deliver to the Purchaser certificates representing the Shares and the Warrants with such stock transfers and powers of attorney duly executed on behalf of the Issuer in accordance with the Purchaser's written instructions and (b) Purchaser shall deliver to Issuer such evidence of payment and satisfaction of the Indebtedness as is reasonably required by Issuer.

2.	RESTRICTED SECURITIES; SUBSEQUENT REGISTRATION.

2.1	Restrictions on Transfer.  The Shares are being issued in a transaction that is exempt from registration under Section 4(2) of the 1933 Act and Regulation
D promulgated under the 1933 Act.  As a result, the Shares will constitute
"restricted securities" as that term is defined under the 1933 Act.  From and after their respective dates of issuance, none of the Shares shall be transferable except upon the conditions specified in this Section 2 which are intended to ensure compliance with the provisions of the 1933 Act in connection with the transfer of any Shares or any interest therein. Notwithstanding the above restriction, the Issuer consents to (i) the pledge or hypothecation of the Shares by the Purchaser to secure a loan or loans, (ii) the acquisition of such Shares by the lender at foreclosure sale, and (iii) the exercise by the lender, after acquiring ownership of the Shares through foreclosure sale, of any of the rights granted the Purchaser in Sections 2.5 and 2.6; provided, however, any sale of the Shares by the lender to a third party, whether by foreclosure sale or otherwise, shall be subject to the restrictions set forth in Sections 2.1, 2.2 and 2.3 and any exercise by the lender of Purchaser's rights under Sections 2.5 and 2.6 shall be subject to all of the terms and conditions of Sections 2.5, 2.6 and 2.7.

2.2	Restrictive Legends.  Each certificate for Shares issued to the Purchaser or to a subsequent transferee (except as a result of a transfer determined by
Issuer's counsel to be free from such restrictions) shall include a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY SECTION
4(2) OF THE 1933 ACT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF APPLICABLE STATES IN RELIANCE UPON APPLICABLE EXEMPTIONS
FROM REGISTRATION UNDER THE SECURITIES LAWS OF SUCH STATES. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY
NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED, NOR
WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY THE
COMPANY AS HAVING ANY INTEREST IN THESE SHARES, IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES
UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) COMPLIANCE WITH APPLICABLE EXEMPTIONS FROM REGISTRATION UNDER THE
1933 ACT AND APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY, IF IT DEEMS APPROPRIATE IN ITS SOLE DISCRETION, REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE OFFER, SALE, HYPOTHECATION OR TRANSFER OF THESE SHARES IS EXEMPT FROM
REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

2.3	Notice of Proposed Transfers.  Prior to any proposed transfer of the Shares other than a transfer (i) subject to an effective registration statement under the 1933 Act, (ii) to an affiliate of the Purchaser which is an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act, provided that any such transferee shall agree to be bound by the terms of this Agreement, and
(iii) to be made in reliance on Rule 144 under the 1933 Act, the holder thereof shall give written notice to the Issuer of such holder's intention to effect such transfer, setting forth the manner and circumstances of the proposed transfer, which shall be accompanied by an opinion of counsel to the Issuer, confirming that such transfer does not give rise to a violation of the 1933
Act, satisfactory representation letters in form and substance reasonably satisfactory to the Issuer to ensure compliance with the provisions of the 1933
Act and letters in form and substance reasonably satisfactory to the
Issuer from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement.  Such proposed transfer may be effected only if the Issuer shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Shares shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by the holder to the Issuer.

2.4	[Omitted].

2.5	Piggy-Back Registration Rights.  If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Issuer proposes to file with the SEC a registration statement relating to an offering for its own account or the account of others under any of the Securities Acts of any of its securities (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with any acquisition of an entity or business or equity securities issuable as compensation or in connection with a stock option or other Employee Benefit Plan), the Issuer shall promptly send to the Purchaser written notice of the Issuer's intention to file a registration statement and of the Purchaser's rights under this
Section 2.5. If within 20 days after receipt of such notice, the Purchaser shall so request in writing, the Issuer shall include in the registration statement all or any part of the Shares the Purchaser requests to be registered, subject to the priorities set forth in this Section 2.5.

2.6	Demand Registration Rights.  Upon demand by the Purchaser made no sooner than 90 days after the Closing Date, the Issuer will use its best efforts to file a registration statement or to include Purchaser in an existing registration statement for the offer and sale of the Shares by the Purchaser under the 1933 Act. The registration statement will be filed, amended or supplemented as soon as is reasonably practical following such demand, but in no event later than 45 days after such demand, unless delayed by the Purchaser. The Issuer shall seek to have such registration statement declared effective or to be effective as regards Purchaser's resales as soon after filing as is reasonably practicable. In the event that all of the Shares are not registered or sold under such registration statement, the Purchaser will be entitled to demand that the Issuer use its best efforts to file a second registration statement for the offer and sale of such remaining Shares by the Purchaser under the 1933 Act. The second demand shall be subject to the same timetable as the initial demand.

2.7	Other Agreements Respecting Registration of Shares.  In connection with the filing of a registration statement by the Issuer which covers any of the Shares, the parties agree that:

(a)	Unless the offering is an underwritten offering, the Issuer will use its best efforts to maintain the effectiveness of such registration statement for at least nine months following the effective date thereof, and from time to time will amend or supplement such registration statement during such nine month period to the extent necessary to comply with the 1933 Act.

(b)	As and when the Issuer files a registration statement with respect to any of the Shares, the Purchaser and the Issuer will execute an agreement to cross-indemnify one another, and will agree to contribute to the aggregate losses, claims, damages and liabilities to which they may become subject, on terms and conditions standard in the industry and negotiated by them in good faith, including, without limitation, standard limitations on the indemnification of selling stockholders in a secondary offering.

(c)	Whenever the Issuer is registering the offer and sale of any of the Shares, the Purchaser agrees to provide to the Issuer or its attorneys, promptly upon request, such information and materials regarding the Purchaser as shall be reasonably requested in order to effect the registration of the offer and sale of the Shares.

(d)	The Issuer shall bear all reasonable costs and expenses to be incurred in connection with any registration statement covering any of the Shares, including printing costs, the fees of the registrant's counsel and accountants, and SEC and NASD filing fees; however, the Issuer shall not be responsible for the fees and expenses of any counsel engaged by the Purchaser, or any underwriter engaged by the Purchaser, and shall not be responsible for the underwriters', brokers' or dealers' commissions, fees, expenses, discounts or other compensation attributable to the offer or sale of any of the shares of the Purchaser.

(e)	If the offering in connection with which the Purchaser demands piggy-back registration rights is an underwritten offering, then the Purchaser shall, unless otherwise agreed by the Issuer, offer and sell such Shares in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of common stock included in the underwritten offering. If the registration is to be an underwritten public offering for the account of the Issuer and the managing underwriter(s) advise the Issuer in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of common stock which may be included in the registration statement is necessary to facilitate and not adversely affect the proposed offering, then the Issuer shall include in such registration, pro rata, up to the limitation imposed by the managing underwriter(s): (i) first, up to the full amount of securities the Issuer proposes to sell for its own account, (ii) second, up to the full amount of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the registration statement by reason of the exercise of demand registration rights, and (iii) third, the securities requested to be registered by other holders of securities (including securities requested to be registered by the Purchaser under this Section 2.5) pursuant to piggy-back registration rights, pro rata based on the number of securities requested to be included in the registration.

(f)	The Issuer shall not be obligated to register the offer and sale of any of the Shares if, at the time of the demand or request for registration or at the time thereafter up to the time of the filing of the registration statement, there has been any default or breach by the Purchaser in the terms of this Agreement.

3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser represents as follows:

3.1	Authority.  The Purchaser has the full power and authority to enter into this Agreement and has taken all action or will use its best efforts to take all action, corporate and otherwise, necessary to authorize the execution, delivery and performance of this Agreement, the completion of the transaction contemplated hereby and the execution and delivery by it of any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement.

3.2	Consents.  No consent or approval of any court, governmental agency or other public authority, or of any other person, corporation or entity with any actual or alleged interest is required as a condition to (i) the validity or enforceability of this Agreement or any other instruments to be executed by the
Purchaser to effectuate this Agreement, or (ii) the completion or validity of any of the transactions contemplated by this Agreement except as provided in section 2.1 above. This Agreement has been properly executed and delivered by the Purchaser and constitutes a valid and legally binding agreement which is enforceable against it in accordance with its terms.

3.3	Commissions.  No fees or commissions are payable by the Purchaser by virtue of or in connection with the transaction contemplated by this Agreement.

3.4	Investment Intent.  The Purchaser is purchasing the Shares for its own account, with the intention of holding such Shares for investment and not with the intention of immediately participating, directly or indirectly, in any resale or distribution of the Shares.

3.5	Issuer Materials.  The Purchaser has received and carefully reviewed the
Issuer's Annual Report on Form 10-K for the years ended November 30, 1999 and November 30, 1998, and its Quarterly Report on Form 10-Q for the periods ended February 29, 2000 and may 31, 2000, the Company's Current Reports on Form 8-K dated September 15, 1998 (regarding the Company's reverse one-for-ten stock split effective September 11, 1998), October 15, 1998 (regarding, the
Company's agreement to dispose of the Thimble Square business), October 15, 1998 (regarding the Company's relocation to Knoxville, Tennessee), October 22, 1998 (regarding the Company's satisfaction at that time of the tangible net worth requirements for listing on the Nasdaq SmallCap Market), October 22, 1998 (regarding the sale of 599,000 shares of common stock for aggregate consideration of $1,798,000), and November 3, 1998 (regarding the effect on the Company's net tangible at the time of the sale of common stock for aggregate proceeds of $1,798,000), and the statement of "Risk Factors" (attached hereto as Schedule 3.5) (collectively, the "Issuer Materials") and such additional Issuer records and information regarding historical and proposed operations as the Purchaser or the Purchaser's advisers have requested. The Purchaser further understands that the information provided by the Issuer to the Purchaser was compiled by the Issuer and has not been independently reviewed or verified in any manner. The Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Issuer concerning the Issuer and all such questions, if any, have been answered to the full satisfaction of the Purchaser. Except as set forth in the Issuer Materials and the representations and warranties set forth in this Agreement, no representations or warranties have been made to the Purchaser by the Issuer or any agent, employee or affiliate of the Issuer, and the Purchaser has relied only on the Issuer Materials and the results of its own investigation in deciding to acquire the Shares and no information acquired from the Purchaser's own investigation contradicts the Issuer Materials in any material respect. The Purchaser understands that its investment in the Shares is a speculative investment which involves a high degree of risk and that the entire investment in the Shares could be lost. In addition to its review of the Issuer Materials, the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Shares.

3.6	Accredited Investors.  The Purchaser (or each of its shareholders) is an
"accredited investor" as that term is defined in Regulation D under the 1933
Act and the Purchaser has (i) such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares, (ii) had such risk explained to it and has determined that such investment is suitable in view of its financial circumstances and available investment opportunities, (iii) sufficient net worth and income to bear the economic risk of losing this entire investment, and (iv) no current need for liquidity of the investment and no reason to anticipate any change in its financial circumstances which may cause or require any sale, transfer or other distribution of the Shares.

3.7	Reliance.  The Purchaser understand that the Shares are being issued to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares. The Purchaser further understands that the issuance of the Shares will not have been the subject of a registration statement filed under the 1933 Act, and as a result will be "restricted securities" as that term is defined under the 1933 Act. Accordingly, the Shares may not be resold, in whole or in part, unless they are the subject of registration under the 1933 Act and any applicable state securities laws, or there is available an exemption from such registration. A legend, as set forth in Section 2.2 of this Agreement, will be placed on any certificate or certificates representing the Shares.

3.8	Reporting Requirements.  The Purchaser understands that it may become subject to the reporting requirements under Section 13 of the Securities Exchange Act of 1934 ("the 1934 Act") and of Regulation 13(d) promulgated thereunder if its "beneficial ownership" exceeds 5% of the outstanding shares of common stock. The Purchaser understands that it is responsible for determining what reports, if any, must be filed by it under Section 13 of the 1934 Act, including, but not limited to, Schedule 13D, and to obtain such legal or other professional advice, at its cost and expense, as it may desire or require, and to prepare or have prepared for it, at its cost and expense, such report or reports as may be required of it under Section 13. The Purchaser understands that the Issuer assumes no responsibility for the reporting by the Purchaser under Section 13; provided, however, that merely as an accommodation, and without assuming any responsibility for Section 13 reporting by the Purchaser, the Issuer will, with respect to any report which must be filed through the Securities and Exchange Commission Electronic Data Gathering and Retrieval ("EDGAR") system, upon the receipt from the Purchaser of such report prepared in WordPerfect 6.1 or a computer word processing language convertible into WordPerfect 6.1 together with such identifying codes or passwords as may be required, convert any such report to the language required for reports filed through the EDGAR system and transmit such report to the EDGAR system.

3.9	No Governmental Review.  The Purchaser understands that no federal or state agency or any other government or governmental authority has reviewed, approved or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor has any such authority passed upon or endorsed the merits of the offering of the Shares.

3.10	Own Funds.  The Purchaser represents that the funds paid for its investment in the Shares will be the Purchaser's own funds and the Shares are being acquired solely for the Purchaser's own account.

3.11	No General Solicitation.  The Purchaser has at no time been solicited with respect to investment in the Shares by any public promotional meeting, or newspaper, magazine, radio, or television advertisement, or any other form of general solicitation or general advertising.


4.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents as follows:

4.1	Compliance with Reporting Requirements.  The Issuer is a reporting company under the 1934 Act. The Issuer is in full compliance, to the extent applicable, with all reporting obligations under either Section 13(a) or 15(d) of the 1934 Act. Common Stock of the Issuer is registered pursuant to Section 12 of the Exchange Act and such stock is traded on the NASDAQ Small Cap Market.

4.2	Authorization of Shares.  Upon issuance hereunder, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

4.3	Corporate Standing.  The Issuer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Issuer has full power and authority to carry on its business as it is now being conducted and to own its assets. The Issuer is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires it to be so qualified and where the failure so to qualify would have a material adverse affect on the business of the Issuer. The execution, delivery and performance of this Agreement by the Issuer does not, and the consummation of the transactions contemplated hereby will not (i) violate or result in a breach of any provisions of the Issuer's Articles of Incorporation or Bylaws,
(ii) conflict with, or result in a breach or termination of, or constitute a default under, any material lease, agreement, commitment or other instrument, or any material order, judgment or decree, to which the Issuer is a party or is bound or by which the Issuer's assets are affected, or (iii) constitute a violation of any law, regulation, rule or ordinance applicable to the Issuer.

4.4	Authorized and Outstanding Shares.  The authorized capital stock of the
Issuer is 7 million shares of common stock. As of the date hereof, there are approximately 6,299,032 shares outstanding, and there are warrants outstanding for the purchase of approximately 770,400 shares of common stock. Except as set forth in this Agreement or as disclosed in the Issuer Materials, there is not outstanding, nor is the Issuer bound by, any subscriptions, options, preemptive rights, warrants, calls, commitments, synthetic stock, or agreements or rights of any character requiring the Issuer to issue, or entitling any person or entity to acquire, any additional shares of capital stock or any other equity security of the Issuer, including any right of conversion or exchange under any outstanding security or other instrument, and the Issuer is not obligated to issue or transfer any shares of its capital stock for any purpose. There are not outstanding obligations of the Issuer to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Issuer.

4.5	Authority.  The Issuer has full power and authority to enter into this
Agreement and has taken all action, corporate and otherwise, necessary to authorize (i) the execution, delivery and performance of this Agreement and all ancillary agreements to be executed, delivered and performed by the Issuer in connection therewith, and (ii) the completion of the transaction contemplated hereby and the execution and delivery on behalf of the Issuer of any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and all ancillary agreements to be executed, delivered and performed by the Issuer in connection therewith. Upon delivery of the Shares, and the payment therefor, title to the Shares will pass to the Purchaser free and clear of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever except for the restrictions set forth in Section 2 of this Agreement and the obligations of the Purchaser hereunder.

4.6	No Governmental Consents.  No consent or approval of any court, governmental agency or other public authority, or of any other person, corporation or entity with any actual or alleged interest in the Issuer is required as a condition to (i) the validity or enforceability of this Agreement or of any other instruments to be executed by the Issuer to effectuate this Agreement, or (ii)
the completion or validity of any of the transactions contemplated by this
Agreement. This Agreement and all ancillary agreements to be executed, delivered and performed by the Issuer in connection therewith, have been properly executed and delivered by the duly authorized officer of the Issuer, and constitute valid and legally binding obligations of the Issuer and are enforceable against the Issuer in accordance with their terms.

4.7	No Misrepresentations in Issuer Materials.

(a)	The disclosures in the Issuer Materials do not fail to disclose any material fact, the disclosure of which would be necessary to make the required statements contained therein not misleading in the light of the circumstances under which they are disclosed.  Except as disclosed in the Issuer Materials, there has been no material adverse change in, material loss or destruction of, or material amount of damage to the financial condition or business of the Issuer, whether or not arising from transactions in the ordinary course of business.  The financial statements contained in the Issuer Materials present fairly the financial condition of the Issuer as of the respective dates and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The Issuer has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, which would materially and adversely affect the financial condition of the
Issuer, except and to the extent recorded or disclosed in the Issuer Materials.
No dividends are due or unpaid by the Issuer.

(b)	Except as set forth in the Issuer Materials, there are no actions at law or in equity, proceedings, governmental proceedings or investigations pending or threatened against the Issuer or against or with respect to the business or assets of the Issuer, and the Issuer is not in material default with respect to any decree, injunction or other order of any court or government authority.  The Issuer is in substantial compliance with all (and has not received any notice of any claimed violation of any) applicable federal, state, county or municipal laws, ordinances, and regulations.  There is no action at law or in equity, arbitration proceeding, governmental proceeding or investigation, or motion or request to any court, pending or threatened, against or with respect to the Issuer with respect to this Agreement or the transaction contemplated hereby and to the knowledge of the Issuer, no grounds exist for any such action, proceeding or investigation.

(c)	Except as set forth in the Issuer Materials, to the best knowledge of the
Issuer, there are no facts, developments or circumstances, existing or threatened, that are materially adverse to the assets, business, financial condition or future prospects of the Issuer.

4.8	No Commissions.  No fees or commissions are payable by the Issuer by virtue or in connection with the transaction contemplated by this Agreement.

5.	CONDITIONS TO THE OBLIGATION TO PURCHASE AND SELL.

5.1	Conditions to the Purchaser's Obligation.  The obligation of the Purchaser hereunder to purchase the Shares at the Closing is subject to the representations and warranties of the Issuer being true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at that time.

5.2	Conditions to the Issuer's Obligation.  The obligation of the Issuer hereunder to sell the Shares at the Closing is subject to the representations and warranties of the Purchaser being true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at that time.

6.	GOVERNING LAW; MISCELLANEOUS.

6.1.	Governing Law; Arbitration.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Tennessee applicable to agreements made and delivered within that state and without regard to any contrary "conflict of laws" principles. Any dispute or controversy between the parties arising in connection with this Agreement or the subject matter contemplated by this Agreement shall be resolved by arbitration before a three-member panel of the American Arbitration Association in accordance with the commercial arbitration rules of said forum and the Federal Arbitration Act, 9 U.S.C. 1, et seq., with the resulting award being final and conclusive. Said arbitrators shall be empowered to award all forms of relief and damaged claimed, including, but not limited to, attorney's fees, expenses of litigation and arbitration, exemplary damages, and prejudgment interest. Notwithstanding the foregoing, the Purchaser may at any time and at its option, whether or not an arbitration action is then pending, initiate a civil action for temporary and permanent injunctive and other equitable relief against the Issuer. The parties further agree that any arbitration action between them shall be heard in Nashville, Tennessee, and expressly consent to the jurisdiction and venue of the United States District Court for the Middle District of Tennessee, Nashville Division, for the adjudication of any civil action asserted pursuant to this section.

6.2.	Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four
(4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

6.3	Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

6.4	Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

6.5	Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Issuer, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Issuer nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

6.6	 Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Purchaser:		Sam Furrow
                      1808 North Cherry St.
                      Knoxville, TN  37917
                      Telephone:(865) 546-2244
                      Facsimile:  (865) 546-3377



If to the Issuer:		   Jay Furrow
                      Innovo Group Inc.
                      1808 Cherry St.
                      Knoxville, TN  37919
                      Telephone:  (423) 546-1110
                      Facsimile:    (423) 546-9277


With a copy to:		     Jerry L. Sims, Esq.
                      Sims Moss Kline & Davis LLP
                      400 Northpark Town Center, Suite 310
                      1000 Abernathy Road, N.E.
                      Atlanta, Georgia 30328
                      Telephone:  (770) 481-7200
                      Facsimile:   (770) 481-7210

Either party to this Agreement may change the addressee, address, and telephone and facsimile numbers to which notices hereunder shall be sent by giving the other party written notice, as provided herein, of the new addressee, address, telephone number or facsimile number, as the case may be.

6.7	Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns;
provided, however, the Purchaser may not assign its rights hereunder without the consent of the Issuer.

6.8	No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.9	Survival.  The representations and warranties of the Issuer and the
Purchaser shall survive the Closing.

6.10	Publicity.  The Issuer and the Purchaser shall have the right to review and approve any press releases or any other public statements with respect to the transactions contemplated hereby in advance of their release; provided, however, that the Issuer shall be entitled, without the prior approval of the
Purchaser, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations.

6.11	Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.12	Termination.  In the event that the Closing shall not have occurred on or before the Closing Date due to the failure of any of the conditions to Closing, either party shall have the right to terminate this Agreement on or after the close of business on such date without any party having liability to any other party.

6.13	Finder.  Neither the Issuer nor the Purchaser has retained any broker or finder or will owe any fees relating to or arising out of the transactions contemplated hereby.

6.14	No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express its mutual intent, and no rules of strict construction will be applied against any party.

6.15	Stock Split or Reverse Stock Split.  In the event that the Shares are subject to a stock split or a reverse stock split, the number of Shares and the per share price shall be adjusted in proportion to the stock split or reverse stock split ratio, but the aggregate Purchase Price shall remain unchanged.

6.16	Merger.  This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

6.17	Governing Law.  The terms of this Agreement and interpretation thereof shall be governed by the laws of the State of Tennessee, without reference to conflicts of law principles.

IN WITNESS WHEREOF, the Issuer and the Purchaser have caused this Stock Sale Agreement to be duly executed as of the 11th day of August, 2000.


ISSUER:						                              PURCHASER:

Innovo Group Inc.                          /s/ Samuel J. Furrow, Sr.
                                           -------------------------
                                    							Samuel J. Furrow, Sr.

By:/s/ Pat Anderson
   ----------------
  	Pat Anderson, 	President







                              SCHEDULE 3.5
                              RISK FACTORS

In addition to other information provided to the Purchaser, the Purchaser should carefully consider the following factors in evaluating the Issuer and its business in evaluating the shares the Purchaser will receive.

                              RISK FACTORS

This offering involves a high degree of risk, including those risks described below. You should carefully consider these risk factors, together with all of the other information in this prospectus, before deciding to invest in shares of our common stock.

               Risks Associated with Our Past Financial Results

We Could Be Required to Cut Back or Stop Operations If We Are Unable to Raise or Obtain Needed Funding

Our ability to continue operations will depend on our positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. We do not know if we will be able to raise additional funding or if such funding will be available on favorable terms. We could be required to cut back or stop operations if we are unable to raise or obtain needed funding.

Our cash requirements to run our business have been and will continue to be significant. Since 1997, our negative cash flow and losses from continuing operations have been as follows:

                           Negative Cash Flow
                           from Operating	           Losses from
                           Activities of	            Continuing
Fiscal year ended:			      Continuing Operations	    Operations

November 30, 1999          $2,124,000	               $1,340,000

November 30, 1998          $1,238,000	               $2,267,000

November 30, 1997          $1,339,000	               $1,729,000



As of May 31, 2000 we had an accumulated deficit of almost $29 million. The company has continued to generate losses through the first half of 2000. Although we have undertaken numerous measures to increase sales and operate more efficiently, the company may experience further losses and negative cash flows. We can give you no assurance that the company will in fact operate profitably in the future.

                    Risks Associated with Our Business

We Must Expand Sales of Our Existing Products and Successfully Introduce New Products to Increase Revenues and Attain Profitability

Our success will depend on our ability to expand sales of our current products to new and existing customers, as well as the development or acquisition of new product designs and the acquisition of new licenses. We have little control over the demand for our existing products, and we cannot assure you that the new products we introduce will achieve acceptance. Failure to expand our sales of existing products and new products would significantly and negatively affect our ability to achieve profitability.

The Loss of One Major Customer Would Substantially Reduce Revenues and the Potential for Profitable Operations

For fiscal 1999, two customers accounted for sales in excess of 54.1% of net sales: Wal-Mart, which accounted for 26.9% of net sales, and National Car Rental, which accounted for 27.2% of net sales as the result of a single promotional campaign order. The loss of Wal-Mart as an ongoing customer would have a material adverse effect on the Company.

We Are Dependent on Certain Contractual Relationships to Generate Our Revenues

Our sales are dependent to some degree upon the contractual relationships we establish with licensors to exploit, on a generally non-exclusive basis, proprietary rights in well known logos, marks and characters such as league and team logos and marks licensed by Major League Baseball, The National Football League, the National Hockey League, and major colleges and universities. Although we believe we will continue to meet all of our material obligations under such license agreements, there can be no assurance that such licensing rights will continue or will be available for renewal on favorable terms. Failure to obtain new licenses or extensions on current licenses or to sell such products, for any reason, could have a significant negative impact on our business.

We Are Dependent on New Supply Arrangements to Generate a Portion of Our
Revenues

During March 2000, the Company signed a binding letter of intent with Slauson Limited Partnership, Azteca Production International, Inc and Apparel Distribution Services, LLC, collectively, the Investor Group. Under the terms of the agreement, the Investor Group would purchase equity securities of Innovo Group as well as provide certain distribution and manufacturing services to Innovo Group. During the third quarter of 2000, the letter of intent was amended to a non-binding agreement and replaced the Investor Group with Commerce Investment Group, LLC ("Commerce"). Under the terms of the amended letter of intent, Commerce will provide raw materials and produce and distribute the Company's craft line of goods as well as distribute the Company's non-craft goods in two phases. In phase one, Commerce will provide the production and distribution services in exchange for $1,500,000 worth of shares of the Company's Common Stock valued at $1.10 per share and, subject to stockholder ratification, three-year term warrants to purchase 1,363,636 shares at $2.10. Upon shareholder holder approval and the commencement of phase two, Commerce will be issued an additional 1.5 million shares of Company Common Stock as well as three-year term warrants to purchase 1.8 million shares of stock at $2.10 in exchange for additional $1.5 million of raw materials, finished craft products and the distribution of the Company's craft and non-craft products.
The transactions proposed under the amended letter of intent are subject to the Company's continued listing on the Nasdaq Small Cap Market.

The Seasonal Nature of Our Business Makes Management More Difficult, Severely Reduces Cash Flow and Liquidity During Parts of the Year and Could Force Us to Curtail Operations

Our business is seasonal. The majority of our marketing and sales activities take place from late fall to early spring. Our greatest volume of shipments and sales occur from late spring through the summer, which coincides with our second and third fiscal quarters. Our cash flow is strongest in the third and fourth fiscal quarters. Unfavorable economic conditions affecting retailers during the fall and holiday seasons in any year could have a material adverse effect on our results of operations for the year. We are likely to experience periods of negative cash flow throughout each year and a drop-off in business commencing each December, which could force us to curtail operations if adequate liquidity is not available. We cannot assure you that the effects of such seasonality will diminish in the future.

We Have a Large Number of Competitors, Including Some Competitors Such as Reebok, Nike and Adidas With Substantially Greater Financial, Technical and Other Resources than We Do

The industry in which the company operates is fragmented and highly competitive. The company competes against a large number of manufacturers, importers, and other companies that distribute products similar to the products of two of the company's wholly owned subsidiaries, Innovo, Inc. ("Innovo") and NP
International, Inc. ("NP International").   Although the manufacture and sale of
products bearing sports logos requires a license, our licenses are non-exclusive and we do not have any control over the granting of additional licenses by the licensing entities. Some of our competitors possess substantially greater financial, technical and other resources than we do, including the ability to implement more extensive marketing campaigns. For example, NP International's sports-licensed products compete with those of sporting goods manufacturers, such as Reebok, Nike and Adidas, that produce or license the manufacture of sports bags bearing their names and logos. We do not hold a dominant competitive position in any market, and our ability to sell our products is dependent upon the anticipated popularity of our designs, the logos or characters our products bear, the price and quality of our products and our ability to meet our customers' delivery schedules.

                      Risks Associated with Our Securities

We Do Not Anticipate Paying Any Dividends on the Common Stock

The company had not paid any dividends nor do we anticipate paying any dividends on the common stock in the foreseeable future. Our operating subsidiaries are currently restricted as to the payment of dividends to us. It is also our present policy to retain earnings, if any, for the use in the development and expansion of the company's business.

We Have a Substantial Number of Authorized Preferred and Common Shares Available for Future Issuances that Could Cause Dilution of Stockholder Interests

The company has a total of 15,000,000 authorized shares of common stock and 5,000,000 authorized shares of "blank check" preferred stock, and currently proposes to authorize 25,000,000 additional shares of common stock. We expect to seek financing which could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. Those additional issuances of capital stock would result in a reduction of your percentage interest in our company. Furthermore, the book value per share of common stock may be reduced. This reduction would occur if the exercise price of the options or warrants or the conversion ratio of the preferred stock were lower than the book value per share of common stock at the time of such exercise or conversion.

The addition of a substantial number of shares of common stock, including the shares offered by this prospectus, into the market or by the registration of any other of our securities under the Securities Act may significantly and negatively affect the prevailing market price for the common stock. In addition, future sales of shares of common stock issuable upon the exercise of outstanding warrants and options may have a depressive effect on the market price of the common stock, as such warrants and options would be more likely to be exercised at a time when the price of the common stock is in excess of the applicable exercise price.

Our board of directors has the power to establish the dividend rates, preferential payments on our liquidation, voting rights, redemption and conversion terms and privileges for any series of preferred stock. The sale or issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of ownership without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

We Are Controlled by Our Management and Other Related Parties

Our executive officers, directors and their affiliates as of August 13, 2000 beneficially owned or had voting control over approximately 39% of the issued and outstanding common stock. Because of their stock ownership and/or positions with the company, these persons have been and will continue to be in a position to greatly influence the election of directors and thus control the affairs of the company. Additionally, the company's by-laws limit the ability of stockholders to call a meeting of the stockholders. These by-law provisions could have the effect of discouraging a takeover of the company, and therefore may adversely affect the market price and liquidity of the company's securities. The company is also subject to a Delaware statute regulating business combinations that may hinder or delay a change in control of the company. The anti-takeover provisions of the Delaware statute may adversely affect the market price and liquidity of the company's securities.

Expected Change in Control

Commerce Investment Group, L.L.C. (Commerce) currently owns approximately 13% of the issued and outstanding common stock, and have the right to acquire an additional 14% of the outstanding common stocks if the holders of a majority of shares voted at a stockholders meeting at which a quorum is present (a majority of outstanding shares) approve the issuances to Commerce of all the shares, warrants and options that the company has recently issued to them. Members of the company's current management who own 39% of the outstanding common stock, or a total of 53% together with Commerce, have agreed to vote 2.4 million shares in favor of that approval, which virtually assures that such approval will be obtained. Commerce is also entitled to designate one person to be members of the company's Board of Directors and upon shareholder approval of the second phase of the Commerce transaction two more persons to the Board of Directors.

Our Stock Price Is Extremely Volatile and May Decrease Rapidly

The trading price and volume of our common stock has historically been subject to wide fluctuation in response to variations in actual or anticipated operating results, announcements of new products or technological innovations by us or our competitors, and general conditions in our industries. In addition, stock markets generally have experienced extreme price and volume trading volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may significantly and negatively affect the market price of our common stock.

If We Cannot Meet the Nasdaq SmallCap Market Maintenance Requirements and Nasdaq Rules, Nasdaq May Delist the Common Stock Which Could Negatively Affect the Price of the Common Stock and Your Ability to Sell the Common Stock

In the future, we may not be able to meet the listing maintenance requirements of the Nasdaq SmallCap Market and Nasdaq rules, which require, among other things, minimum net tangible assets of $2 million, a minimum bid price for our common stock of $1.00, and stockholder approval prior to the issuance of securities in connection with a transaction involving the sale or issuance of common stock equal to 20 percent or more of a company's outstanding common stock before the issuance for less than the greater of book or market value of the stock. If we are unable to satisfy the Nasdaq criteria for maintaining listing, the common stock would be subject to delisting. Trading, if any, of the common stock would thereafter be conducted in the over-the-counter market, in the so-called "pink sheets" or on the National Association of Securities Dealers, Inc. "electronic bulletin board." As a consequence of any such delisting, a stockholder would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices, of the common stock.

On March 15, 2000, Nasdaq notified the company that it was not in compliance with the minimum net tangible assets requirements of $2 million. While the Company continued to fall short of the required net tangible level as of the end of May 2000, the Company was granted a temporary exception from this standard subject to Innovo meeting certain conditions. The conditions require the Company to obtain a minimum net tangible asset level of $4 million prior to August 11, 2000 and a minimum net tangible asset level of $5 million on or before October 31, 2000. The company believes that payment for goods and services using common stock pursuant to the new supply and distribution agreements with Commerce will increase the company's net tangible assets to the required levels. However, there can be no assurance that the company will continue to meet Nasdaq listing requirements in the future if we experience substantial losses.

If Nasdaq Delists Our Common Stock You Would Need to Comply with the Penny Stock Regulations Which Could Make it More Difficult to Sell Your Common Stock

In the event that our securities are not listed on the SmallCap, trading of the common stock would be conducted in the "pink sheets" or through the NASD's Electronic Bulletin Board and covered by Rule 15g-9 under the Securities Exchange Act of 1934. Under such rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

The Securities and Exchange Commission adopted regulations that generally define a penny stock as any equity security that has a market price of less than $5.00 per share, with certain exceptions. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with it. If our common stock were considered a penny stock, the ability of broker/dealers to sell the common stock and the ability of purchasers in this offering to sell their securities in the secondary market would be limited. As a result, the market liquidity for the common stock would be severely and adversely affected. We cannot assure you that trading in our securities will not be subject to these or other regulations in the future which would negatively affect the market for such securities.

                     SUMMARY CONSOLIDATED FINANCIAL DATA
                    (in thousands, except per share data)

The following table (including the notes thereto sets forth a summary of selected consolidated financial information for the Issuer. This summary of selected consolidated financial data is derived from and qualified in its entirety by reference to the consolidated financial statements and the notes thereto and should be read in conjunction therewith, as well as in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in the Issuer's Annual Report on Form 10-K and Quarterly Report on Form 10-Q which constitute exhibits hereto. Results of Operations for interim periods are not necessarily indicative of results to be expected for the full year.


                                                    Years Ended
                                           11/30/99     11/30/98     11/30/97
                                           --------     --------     --------
                                                      (000's)
Net Sales                                  $ 10,837     $  6,790     $  7,901
Costs of Goods Sold                           6,252        4,493        5,303
                                           --------     --------     --------
Gross Profit                                  4,585        2,297        2,598
Operating Expenses (3)                        5,688        4,203        4,007
Loss from Operations                         (1,103)      (1,906)      (1,009)
Interest Expense                               (517)        (503)        (657)
Other Income (Expense)                          280          142          337
                                           --------    ---------     --------
Loss Before Income Taxes                     (1,340)      (2,267)      (1,729)
Income Taxes                                      0            0            0
                                           --------    ---------     --------
Loss from Continuing
  Operations                                 (1,340)      (2,267)      (1,729)
                                           --------    ---------     --------
Discontinued Operations (1)                      (1)      (1,747)        (110)
Extraordinary Item (2)                            0            0          524
                                           --------    ---------     --------
Net Loss                                   $ (1,341)   $  (4,014)    $ (1,315)
Loss per share from Continuing
  Operations                               $  (0.22)   $   (0.49)    $  (0.50)
Weighted Average Shares
  Outstanding                                 5,984        4,618        3,438

Balance Sheet Data:

Total Assets                               $  6,222    $   7,232     $  9,168
Long-Term Debt                                1,979        2,234        1,854
Stockholders' Equity                          1,730        1,722        3,791

2.	The amounts for 1999, 1998 and 1997 represent the operations of Thimble
Square. Thimble Square's operations were discontinued during the fourth fiscal quarter of 1998 and its assets have since been leased or sold.
3.	Represents gains (losses) from extinguishment of debt.
4.	Amount includes a $145,000 write down of long-term assets and a $293,000 write-off or a capital lease in 1999 and a $300,000 write down of long-term assets in 1998.